EXHIBIT 4.15

Dated as of 13 October 2008

THE ROYAL BANK OF SCOTLAND GROUP PLC

and

UBS LIMITED

and

MERRILL LYNCH INTERNATIONAL

and

THE COMMISSIONERS OF HER MAJESTY’S TREASURY

PLACING AND OPEN OFFER AGREEMENT

Slaughter and May
One Bunhill Row
London
EC1Y 8YY
(RRO/PIRD)

CE082870002

Contents

Page

1.	INTERPRETATION	2

2.	CONDITIONS	19

3.	THE PLACING AND OPEN OFFER AND APPOINTMENTS	25

4.	ALLOTMENT OF THE NEW SHARES, CONSIDERATION AND REGISTRATION	32

5.	OVERSEAS SHAREHOLDERS	33

6.	HM TREASURY ACQUISITION	36

7.	CAPACITY	38

8.	FEES, COMMISSIONS, EXPENSES AND VAT	39

9.	COVENANTS	41

10.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	45

11.	INDEMNITIES	47

12.	CONTRIBUTION	50

13.	TERMINATION	51

14.	EXCLUSIONS OF LIABILITY	54

15.	MISCELLANEOUS	55

16.	GENERAL	55

17.	ASSIGNMENT OR NOVATION	58

18.	NOTICES	58

19.	GOVERNING LAW AND SUBMISSION TO JURISDICTION	59

SCHEDULE 1 CERTIFICATES TO BE DELIVERED	61

SCHEDULE 2 DOCUMENTS TO BE DELIVERED	65

SCHEDULE 3 WARRANTIES	72

SCHEDULE 4 PRO FORMA NOVATION AGREEMENT	90

SCHEDULE 5 US INVESTOR LETTER	95

SCHEDULE 6 CONDITIONS TERM SHEET	99

THIS AGREEMENT is effective as of 13 October 2008 among:

(1)	THE ROYAL BANK OF SCOTLAND GROUP PLC, a company incorporated in Scotland with registered number 45551 and whose registered office is at 36 St Andrew Square, Edinburgh EH2 2YB (the "Company");

(2)	UBS LIMITED, a company incorporated in England and Wales with registered number 2035362 whose registered office is at 1 Finsbury Avenue, London EC2M 2PP ("UBS");

(3)
MERRILL LYNCH INTERNATIONAL, a company incorporated in England and Wales with registered number 02312079 and whose registered office is at Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ (“Merrill Lynch”); and

(4)	THE COMMISSIONERS OF HER MAJESTY’S TREASURY of 1 Horse Guards Road, London SW1A 2HQ (“HM Treasury”).

WHEREAS:

(A)
The Company proposes to invite Qualifying Shareholders to apply to acquire New Shares at the Issue Price by way of an open offer and on the terms and subject to the conditions to be set out in the Circular, the Prospectus and (in the case of Qualifying Non-CREST Shareholders only) the Application Form.

(B)
Each of UBS and Merrill Lynch is willing (severally and not jointly or jointly and severally), on the terms and subject to the conditions set out in this Agreement, to use reasonable endeavours to procure Placees to acquire the New Shares on such terms and conditions as may be agreed by the Company and HM Treasury, including the Treasury Solicitor, and at a price not lower than the Issue Price on the basis that the New Shares shall be subject to clawback to the extent they are taken up under the Open Offer.

(C)
To the extent not placed or taken up under the Open Offer and subject to the provisions of this Agreement, HM Treasury is willing to acquire (or procure that its nominee acquires) such New Shares itself.

(D)
The Company proposes, subject, inter alia, to the passing of the Resolutions, to allot and issue the New Shares to such persons as UBS and/or Merrill Lynch may (with the consent of HM Treasury) direct, or, failing which, to HM Treasury (or its nominee) as Placee.  The consideration for the allotment and issue of the New Shares to Qualifying Shareholders and/or Placees, and/or to HM Treasury or its nominee (as the case may be) will be the transfer of the Consideration Shares by one of the Joint Sponsors or a third party (in its capacity as a subscriber for the Consideration Shares) to the Company.

(E)
The Company has agreed to appoint the Joint Sponsors to act as joint sponsors in connection with the applications for Admission and the publication of the Circular and as joint bookrunners and placing agents in connection with the Placing.

(F)	Application will be made to the FSA and the London Stock Exchange for the admission of the New Shares and the Preference Shares to the Official List and to trading on the

London Stock Exchange’s market for listed securities and, in the case of the New Shares, to the regulated market of Euronext.

NOW THEREFORE IT IS AGREED as follows:

1.         INTERPRETATION

1.1	In this Agreement (including the Recitals):

"ABN Amro"	means ABN Amro Holding N.V.;

"ABN Amro Accounts"
means the audited consolidated accounts of ABN Amro and its subsidiary undertakings for the three years ended 31 December 2005, 2006 and 2007 (including, without limitation, the related directors’ and auditors’ reports, the consolidated income statement, the consolidated balance sheet, the consolidated cashflow statement, the consolidated statement of changes in equity and all related notes);

"Acceptance"
means application and payment validly made (or, where the context so requires, treated as validly made) in accordance with the procedures to be set out in the Prospectus and (where appropriate) the Application Form (including, for the avoidance of doubt, any such application and payment validly made in respect of New Shares in addition to Qualifying Shareholders’ pre-emptive entitlements);

"Accepted Shares"	has the meaning given in clause 6.1(A);

"Accounts"
means the audited consolidated accounts of the Group for the three years ended 31 December 2005, 2006 and 2007 (including, without limitation, the related directors’ and auditors’ reports, the consolidated income statement, the consolidated balance sheet, the consolidated cashflow statement, the consolidated statement of recognised income and expense and all related notes);

"Accounts Date"	means 31 December 2007;

"Admission"
means the admission of the New Shares to the Official List becoming effective in accordance with paragraph 3.2.7G of the Listing Rules and admission to trading on the London Stock Exchange’s  market for listed securities becoming effective in accordance with paragraph 2.1 of the Admission and Disclosure Standards and admission of the New Shares to listing and trading on the regulated market of Euronext becoming effective in accordance with the Euronext Rule Books;

"Admission and Disclosure Standards"	means the Admission and Disclosure Standards of the London Stock Exchange, as amended from time to time;

"Adverse Interest”	means any option, lien, mortgage, charge, equity, trust, any other right or interest of any third party and any other encumbrance of any kind;

"Affiliate"	means, unless otherwise specified herein, "affiliate" as defined in Rule 405 under the Securities Act or, as the context may require, Rule 501(b) under Regulation D of the Securities Act;

"Application Form"
means the application form, in a form acceptable to HM Treasury and to the Joint Sponsors, acting reasonably, to be despatched to Qualifying Non-CREST Shareholders for use in connection with the Open Offer;

"Auditors"	means Deloitte & Touche LLP;

"Board"	means the Board of Directors of the Company or a duly authorised committee thereof;

"Business Day"	means any day (other than a Saturday or Sunday) on which clearing banks are open for a full range of banking transactions in London;

"CA 1985"	means the Companies Act 1985;

"CA 2006"	means the Companies Act 2006;

"Capital Resources Requirement"	has the meaning given in the FSA Rules;

"Circular"
means the circular, in a form acceptable to HM Treasury and to the Joint Sponsors, to be sent to the Qualifying Shareholders (other than the Prohibited Shareholders and US Shareholders) giving details of the Placing and Open Offer and containing notice of the GM;

"Claims"
means any and all claims, actions, liabilities, demands, proceedings, investigations, judgments or awards whatsoever (and in each case whether or not successful, compromised or settled and whether joint or several) threatened, asserted, established or instituted against any Indemnified Person and “Claim” shall be construed accordingly;

"Closing Date"	means the last date for Acceptance under the terms of the Open Offer;

"Companies Acts"	means the CA 1985 and/or the CA 2006 as the context requires;

"Consideration Shares"	means the JerseyCo Ordinary Shares and the JerseyCo Preference Shares;

"CREST"	means the relevant system (as defined in the Regulations) in respect of which Euroclear is the Operator (as defined in the Regulations);

"Dealing Day"	means a day on which dealings in securities may take place on and with the authority of the London Stock Exchange and Euronext;

"Directors"	means the directors of the Company from time to time;

"DTRs"	means the Disclosure and Transparency Rules, as amended from time to time, made by the FSA pursuant to Part VI of FSMA;

"EEA"	means the European Economic Area;

"Effective Date"	means 13 October 2008;

"Enablement Letter"
means a letter, in a form acceptable to HM Treasury and to the Joint Sponsors, acting reasonably, from the Company to Euroclear confirming that the conditions for admission of the New Shares and the Preference Shares to CREST are satisfied;

“Engagement Letters”	means the engagement letters between the Company and each of the Joint Sponsors dated the Effective Date and relating to the Placing and Open Offer;

"Euroclear"	means Euroclear UK & Ireland Limited;

“Euroclear Nederland”	means Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V., the Dutch depositary and settlement institute;

"Euronext"	means Euronext Amsterdam NV;

“Euronext Rule Books”	means the rule books of Euronext from time to time;

"Exchange Act"	means the United States Securities Exchange Act of 1934;

"FCPA"	means the US Foreign Corrupt Practices Act of 1977 including the rules and regulations thereunder;

"Form of Proxy"
means the form of proxy, in a form acceptable to HM Treasury and to the Joint Sponsors, acting reasonably, to be sent to Qualifying Shareholders (other than Prohibited Shareholders and US Shareholders) in connection with the GM;

"FSA"	means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA;

“FSA Rules”	means the rules, as amended from time to time, made by the FSA under the FSMA;

"FSMA"	means the Financial Services and Markets Act 2000, including any regulations made pursuant thereto;

"GM"	means the general meeting of the Company to be convened at which the Resolutions are to be proposed, or any adjournment of it;

"GM Date"	means the date on which the GM is held, being no later than 27 November 2008, or such later date as the Company, HM Treasury and the Joint Sponsors may agree;

"Group"
means the Company and its subsidiary undertakings from time to time and "Group Company" means any of them (and, for the avoidance of doubt, references in this Agreement to the “Group”, “Group Companies” and “members of the Group” include, without limitation ABN Amro and each of its subsidiary undertakings);

"HMT Indemnified Persons"
means:

(a)     The Commissioners of Her Majesty’s Treasury;

(b)     the Treasury;

(c)     the Treasury Solicitor;

(d)     any entity to which HM Treasury novates its rights and obligations under this Agreement pursuant to clause 17; and

(e)     any person who is, on or at any time after the date of this agreement, a director, officer, official, agent or employee of or under any person specified in paragraph (a), (b), (c) or (d) above;

and “HMT Indemnified Person” shall be construed accordingly;

“IFRS”	means International Financial Reporting Standards as adopted by the European Union;

"Indemnified Persons"	means each and any HMT Indemnified Person, each and any UBS Indemnified Person and each and any Merrill Lynch Indemnified Person and “Indemnified Person” shall be construed accordingly;

"Intellectual Property Rights"
means patents, trade marks, service marks, logos, get-up, trade names, rights in designs, copyright (including rights in computer software), internet domain names, moral rights, utility models, rights in know how, rights in databases and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

"Interim Accounts"	means the unaudited consolidated financial information for the Group in respect of the six month period ended 30 June 2008;

"Investment Company Act"	means the United States Investment Company Act

of 1940;

"Issue Documents"
means the Press Announcement, the Application Form, the Circular, the Form of Proxy, the Prospectus, any Supplementary Prospectus, the Preference Prospectus, any Supplementary Preference Prospectus, the Presentation, all documentation published or issued in connection with the Preference Share Subscription, any interim management statement published after the Effective Date and before Admission and any other document published or issued after the Effective Date by or on behalf of the Company in connection with the Placing, the Open Offer or the Preference Share Subscription;

"Issue Price"	means the price of 65.5 pence per New Share;

"JerseyCo"	means a company to be incorporated in Jersey in connection with the Placing;

"JerseyCo Ordinary Shares"	means the ordinary shares in the capital of JerseyCo to be issued to one of the Joint Sponsors under the terms of the Option Agreement;

"JerseyCo Preference Shares"	means the redeemable preference shares in the capital of JerseyCo to be issued to one of the Joint Sponsors or a third party, in each case under the terms of the Subscription and Transfer Agreement;

"Joint Sponsors"	means UBS and Merrill Lynch;

"Listing Rules"	means the Listing Rules made by the FSA pursuant to section 73A of the FSMA, as amended from time to time;

"London Stock Exchange"	means London Stock Exchange plc;

"Losses"
means any and all loss, damage, cost, liability, demand, charge or expense (including legal fees), in each case whether joint or several, which any Indemnified Person may suffer or incur (including, but not limited to, all Losses suffered or incurred in investigating, preparing for or disputing or defending or settling any Claim and/or in establishing its right to be indemnified pursuant to clause 11 and/or in seeking advice regarding any Claim or in any way related to or in connection with the indemnity contained in clause 11) and

“Loss” shall be construed accordingly;

"Material Adverse Effect"
means an event has occurred or is reasonably likely to occur which has resulted in or may result in a material adverse change in or affecting the condition (financial, operational, legal or otherwise), profitability, prospects, solvency, business affairs or operations of the Group, taken as a whole, whether or not arising in the ordinary course of business;

"Material Subsidiaries"
means The Royal Bank of Scotland plc, National Westminster Bank plc, Ulster Bank Limited, Citizens Financial Group, Inc., Greenwich Capital Markets, Inc., RBS Insurance Group Limited and ABN Amro Bank N.V.;

"Merrill Lynch Indemnified Persons"
means:

(a)     Merrill Lynch and any subsidiary, branch or affiliate of Merrill Lynch;

(b)     a person who is, on or at any time after the date of this Agreement, a director, officer, partner or employee of an undertaking specified in paragraph (a) above; and

(c)     Merrill Lynch, their selling agents and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and Merrill Lynch’s respective affiliates, subsidiaries, branches, affiliates, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers and employees, and “Merrill Lynch Indemnified Person” shall be construed accordingly;

"New Shares"	means the 22,909,776,276 new Ordinary Shares which are to be allotted and issued pursuant to the Placing and the Open Offer;

"NFSA"	means the Netherlands Financial Supervision Act (Wet Op Het Financieel Toezicht);

"Non-Accepted Shares"	has the meaning given in clause 6.1(B);

"Notifying Sponsor"	has the meaning given in clause 13.4;

"OECD Convention"	means the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

"Official List"	means the Official List maintained by the FSA in its capacity as UK Listing Authority;

"Open Offer"
means the conditional invitation by the Company to Qualifying Shareholders to apply to acquire New Shares on the basis to be referred to in the Circular, the Prospectus and (for Qualifying Non-CREST Shareholders only) the Application Form;

"Open Offer Acceptors"	means those Qualifying Shareholders that have validly applied (or are treated as having validly applied) to acquire New Shares under the Open Offer;

"Open Offer Documents"	means the Circular, the Prospectus, any Supplementary Prospectus, the Form of Proxy and the Application Form;

"Open Offer Entitlement"	an entitlement to apply to subscribe for New Shares allocated to a Qualifying Shareholder pursuant to the Open Offer;

"Option Agreement"
means the option agreement to be entered into between JerseyCo, the Company and the Joint Sponsors providing a put option in relation to the JerseyCo Ordinary Shares granted by the Company in favour of the Joint Sponsors and a call option in relation to the JerseyCo Ordinary Shares granted by the Joint Sponsors in favour of the Company, in the form to be agreed;

"Ordinary Shareholders"	means holders of Ordinary Shares;

"Ordinary Shares"	means ordinary shares of 25 pence each in the capital of the Company;

"Overall Financial Resources Rule"	has the meaning given in the FSA Rules;

"Panel"	means the Panel on Takeovers and Mergers;

"Participating Security"	has the meaning given to it in the Regulations (and “Participating Securities” shall be construed accordingly);

"Placees"
means any placees procured by the Joint Sponsors pursuant to this Agreement to acquire New Shares pursuant to the Placing, and approved by HM Treasury in advance of any acquisition by them of New Shares, which may include QIBs in the United States and HM Treasury in respect of any Residual Shares;

"Placing"
means the proposed arrangements for the procuring of Placees for the New Shares on such terms and conditions as may be agreed by HM Treasury, including the Treasury Solicitor, and at a price not lower than the Issue Price, subject to a right of clawback in respect of any New Shares which are taken up under the Open Offer;

“Placing and Open Offer”	means the Placing and the Open Offer or any of them;

"Placing Documents"	means the Press Announcement, the Presentation, the Prospectus and the Placing Letters;

"Placing Letters"	means the UK Placing Letter and the US Placing Letter;

"Placing Schedule"	has the meaning given in clause 3.5;

"Posting Date"	means the date on which the Company publishes the Prospectus and despatches the Circular to Shareholders;

"Preference Admission"
means the admission of the Preference Shares to the Official List becoming effective in accordance with paragraph 3.2.7G of the Listing Rules and admission to trading on the London Stock Exchange's market for listed securities becoming effective in accordance with paragraph 2.1 of the Admission and Disclosure Standards;

"Preference Prospectus"
means the prospectus (including the information incorporated by reference therein and comprising a prospectus for the purpose of the Prospectus Rules) to be published by the Company in relation to the Preference Admission, in the form to be agreed;

"Preference Shares"
means preference shares to be issued by the Company to HM Treasury (or its nominee) with an aggregate liquidation preference of £5,000,000,000 having the rights and subject to the restrictions set out in Article 4(C) of the Company’s Articles of Association as supplemented by Schedule 1 of the Preference Share Subscription Agreement;

"Preference Share Subscription"	means the proposed subscription for Preference Shares pursuant to the Preference Share Subscription Agreement;

"Preference Share Subscription Agreement"	means the agreement between the Company and HM Treasury being effective as of the Effective Date pursuant to which HM Treasury agrees to subscribe for the Preference Shares;

"Presentation"
means any presentation, in the form to be agreed, used by the Company during presentations to institutional investors in connection with the Placing and any other publicity materials relating to the Placing and Open Offer prepared by or at the request of the Company;

"Press Announcement"	means the press announcement dated the Effective Date giving details of, inter alia, the Placing and Open Offer and the Preference Share Subscription;

"Previous Announcements"
means all documents issued and announcements (other than the Press Announcement) made by or on behalf of the Company or any member of the Group through a Regulatory Information Service (including by way of a public regulatory filing) since the Accounts Date and before the Effective Date;

"Prohibited Shareholders"	means holders of Ordinary Shares with registered addresses in Canada, Australia, South Africa or such other jurisdiction(s) as may be agreed by the Company and the Joint Sponsors;

"Prospectus"
means the prospectus (including the information incorporated by reference therein) comprising a prospectus for the purposes of the Prospectus Rules to be published by the Company in relation to the Placing and Open Offer, in the form to be agreed;

“Prospectus Directive”	means Directive 2003/71/EC;

"Prospectus Rules"	has the meaning given in Section 73A(4) of FSMA;

"Qualifying CREST Shareholders"	means Qualifying Shareholders whose Ordinary Shares on the register of members of the Company at the close of business on the Record Date are in uncertificated form;

"Qualifying Non-CREST Shareholders"	means Qualifying Shareholders whose Ordinary Shares on the register of members of the Company at the close of business on the Record Date are in certificated form;

"Qualifying Shareholders"	means holders of Ordinary Shares whose names are on the register of members of the Company as at the close of business on the Record Date;

"QIB Purchasers"	has the meaning given in clause 5.8(C)(i);

"QIBs"	has the meaning given in clause 5.2;

"Receiving Agent"	means the receiving agent to be appointed pursuant to clause 3.8;

"Receiving Agent Agreement"	means an agreement among the Company, the Joint Sponsors and the Receiving Agent relating to the Placing and Open Offer, in the form to be agreed;

"Record Date"	means the record date for the Open Offer being such date as the Company, the Joint Sponsors and HM Treasury shall agree, all acting reasonably;

"Registrars"	means Computershare Investor Services PLC;

"Regulations"	means the Uncertificated Securities Regulations 2001;

"Regulation D"	means Regulation D under the Securities Act;

"Regulation S"	means Regulation S under the Securities Act;

"Regulatory Information Service"	has the meaning given in the Listing Rules;

"Relevant Cost"	has the meaning given in clause 8.9;

"Relevant Member State"	has the meaning given in clause 5.6;

“Relevant Time”	has the meaning given in clause 6.1(C)(iii);

"Residual Shares"	has the meaning given in clause 6.3;

"Resolutions"	means the Share Capital Resolutions and the Whitewash Resolution;

"SDRT"	means stamp duty reserve tax;

"Securities Act"	means the United States Securities Act of 1933;

"Share Capital Resolutions"	means the resolutions, in a form acceptable to HM Treasury, acting reasonably:

(a)     to increase the authorised share capital of the Company to allow for the creation and issue of the New Shares and, to the extent necessary, the Preference Shares; and

(b)     to authorise the Directors to allot under Section 80 of CA 1985 such number of Ordinary Shares as equals or exceeds the number of New Shares and, to the extent necessary, the Preference Shares,

to be proposed at the GM;

"Specified Event"	means an event occurring or matter arising on or after the Effective Date, which:

(a) if it had occurred or arisen before or at the Effective Date; or (b) if it had been known by the Directors before or at the Effective Date,

would have rendered any of the Warranties untrue, inaccurate or misleading in any respect;

"Stamp Tax"
means any stamp, documentary, registration or capital duty or tax (including, without limitation,  stamp duty, SDRT and any other similar duty or similar tax) and any fines, penalties and/or interest relating thereto;

"Subscription and Transfer Agreement"
means the share subscription and transfer agreements or any of them, as the context requires, in the form to be agreed, to be entered into between JerseyCo, the Company and the Joint Sponsors providing, among other things, for the transfer to the Company by one of the Joint Sponsors (in its capacity as subscriber for the Consideration Shares) of the Consideration Shares;

"Supplementary Preference Prospectus"	means any prospectus supplementary to the Preference Prospectus published by the Company pursuant to section 87G of FSMA;

"Supplementary Prospectus"	means any prospectus supplementary to the Prospectus published by the Company pursuant to section 87G to FSMA;

"Tax" or "Taxation"
means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies (including, for the avoidance of doubt, Stamp Tax), in each case in the nature of taxation, duty, contribution or levy, whether of the United Kingdom or elsewhere in the world whenever imposed and whether chargeable directly or primarily against or attributable directly or primarily to a Group Company or any other person and all penalties, charges, costs and interest relating thereto;

"Tax Authority"
means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world having the power to impose, collect or administer any Tax or exercising a fiscal, revenue, customs or excise function with respect to Tax (including, without limitation, H.M. Revenue and Customs);

“Time of Sale”
means, with respect to the Placing, each time identified to the Company by the Joint Sponsors as a Time of Sale (with respect to which they are obtaining commitments from Placees to take up the New Shares), provided that there shall not be more than two times that are treated as a "Time of Sale" for purposes of this Agreement without the consent of the Company; such consent will not be unreasonably withheld;

“Time of Sale Documents”	means the documents specified as being delivered at, or with respect to, the Time of Sale in Part III of Schedule 2;

“Treasury Solicitor”	has the same meaning as in the Treasury Solicitor Act 1876;

"UBS Indemnified Persons"
means:

(a)     UBS and any subsidiary, branch or affiliate of UBS;

(b)     a person who is, on or at any time after the date of this Agreement, a director, officer, partner or employee of an undertaking specified in sub paragraph (a) above; and

(c)     UBS, their selling agents and each person, if any, who controls UBS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and UBS’s respective affiliates, subsidiaries, branches, affiliates, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers and employees;

and “UBS Indemnified Person” shall be construed accordingly;

"UK Listing Authority"
means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA and in the exercise of its functions in respect of the admission of securities to the Official List otherwise than in accordance with Part VI of the FSMA;

"UK Placing Letter"
means a letter, in a form acceptable to HM Treasury, to the Joint Sponsors and to the Company, each acting reasonably, to be sent by the Company to, and executed by, Placees (other than QIBs and HM Treasury) by which New Shares are to be offered to Placees on such terms and conditions as may be agreed by HM Treasury, including the Treasury Solicitor, and at a price not lower than the Issue Price, subject to a right of clawback in respect of any New Shares which are taken up under the Open Offer;

"United States"	means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

"US Placing Letter"
means a letter, in a form acceptable to HM Treasury, to the Joint Sponsors and to the Company, each acting reasonably, to be sent by the Company to, and executed by, QIBs by which New Shares are to be offered to QIBs on such terms and conditions as may be agreed by HM Treasury, including the Treasury Solicitor and at a price not lower than the Issue Price, subject to a right of clawback in respect of any New Shares which are taken up under the Open Offer;

"US Shareholders"
means Ordinary Shareholders who are within the United States or are holding Ordinary Shares on behalf of, or for the account or benefit of, persons within the United States for whom they are acting without investment discretion (but only with respect to any such holdings);

"VAT"	means:

(a)     any tax imposed in conformity with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (including, in relation to the United Kingdom, value added tax imposed by the VATA and legislation and/or any regulations supplemental thereto); and

(b)     any other tax of a similar nature (whether imposed in a member state of the European Union in substitution for or in addition to the tax referred to in sub-paragraph (a) or imposed elsewhere);

"VATA"	means the Value Added Tax Act 1994;

"Verification Materials"
means verification materials in a form acceptable to HM Treasury and to the Joint Sponsors, acting reasonably, evidencing the verification process supporting the accuracy of certain information contained in the Issue Documents;

"Warranties"	means the representations, warranties and

undertakings contained in Schedule 3;

"Whitewash Resolution"
means the resolution, in a form acceptable to HM Treasury, acting reasonably, pursuant to which Ordinary Shareholders are to waive any obligation of HM Treasury to make an offer under Rule 9 of the City Code on Takeovers and Mergers;

“Wholly Owned Equity”	has the meaning given in clause 17.1; and

"Working Capital Report"
means the working capital review report to be prepared by the Auditors, in the form to be agreed, relating to the Group, to be dated the date of the Prospectus and supporting the working capital statements contained in the Prospectus.

1.2
Any reference to a document being "in the agreed form" or “form to be agreed” means in the form of the draft or proof thereof signed or initialled for the purpose of identification by Linklaters LLP (on behalf of the Company), Slaughter and May (on behalf of HM Treasury) and Freshfields Bruckhaus Deringer LLP (on behalf of the Joint Sponsors), or (in the case of documents to be agreed) in such form as may be satisfactory to HM Treasury and the Joint Sponsors (acting reasonably), and initialled, for the purposes of identification only, by such firms on behalf of their clients, provided that, in the determination of whether a document to be agreed is satisfactory to the Joint Sponsors, the requirement that the Joint Sponsors act reasonably shall not apply in respect of (i) the Working Capital Report, (ii) the Prospectus (or any Supplementary Prospectus), (iii) the Circular and (iv) any references to the Joint Sponsors in any of the Issue Documents (in respect of each of which their discretion shall be absolute provided that they shall act in good faith). No such initialling shall imply approval of all or any part of its contents by or on behalf of the person initialling it or any of the parties to this Agreement.

1.3	The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

1.4	References to a statutory provision include any subordinate legislation made from time to time under that provision.

1.5
References to a statutory provision include that provision as from time to time modified, supplemented or re-enacted so far as such modification or re-enactment applies or is capable of applying to any transactions entered into in accordance with this Agreement.

1.6
In this Agreement, a reference to a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with section 1162 (and Schedule 7) of the CA 2006 and a "subsidiary" or "holding company" is to be construed in accordance with section 1159 of the CA 2006.

1.7	Expressions defined or used in the Regulations shall have the same meaning in this Agreement (except where the context otherwise requires).

1.8	References to this Agreement include its Schedules and references in this Agreement to clauses, sub-clauses and Schedules are to clauses and sub-clauses of, and Schedules to, this Agreement.

1.9
The obligations of the Joint Sponsors under this Agreement shall be several and not joint or joint and several.  No provision of this Agreement shall impose any liability on either of the Joint Sponsors for, nor shall the rights or remedies of either of the Joint Sponsors be adversely affected by, any act or omission by the other Joint Sponsor or for any breach by the other Joint Sponsor of the provisions of this Agreement.  The obligations owed by the Company to the Joint Sponsors are owed to them as separate and independent obligations, and each Joint Sponsor shall have the right to protect and enforce its rights hereunder without joining the other Joint Sponsor in any proceedings.

1.10	Headings shall be ignored in construing this Agreement.

1.11	References to time of day are to London time unless otherwise stated.

1.12
When construing any provision relating to VAT, any reference in this Agreement to any person shall (where appropriate) be deemed, at any time when such person is a member of a group of companies for VAT purposes, to include a reference to the representative member of such group at such time.

1.13
Any reference to any indemnity, covenant to pay or payment (a “Payment Obligation”) being given or made on an “after-Tax basis” or expressed to be calculated on an “after-Tax basis” means that, in calculating the amount payable pursuant to such Payment Obligation (the “Payment”), there shall be taken into account (if and to the extent that the same has not already been taken into account in the calculation of the Payment):

(A)
any Tax suffered by the person entitled to receive the Payment to the extent that it arises as a result of the matter giving rise to the Payment Obligation or as a result of receiving, or being entitled to receive, the Payment; and

(B)
any relief, exemption, allowance or credit which is available to set against any Tax otherwise payable or against any income, profits or gains for Tax purposes, and any right to any refund or reimbursement of any Tax, which in each case is available to the person entitled to receive the Payment if and to the extent that the same arises as a result of the matter giving rise to the Payment Obligation or as a result of receiving, or being entitled to receive, the Payment, such that the person entitled to receive the Payment is in the same economic position after Tax that it would have been in if the matter giving rise to the Payment Obligation had not occurred.

1.14
Each reference in this Agreement to the Joint Sponsors or either of them by any description or in any capacity includes a reference to it in each other capacity in which it may act pursuant to this Agreement or otherwise with the agreement of the Company in connection with the Placing and Open Offer.

1.15
Any reference to the Joint Sponsors or to HM Treasury approving or agreeing the form of an Issue Document, shall be a reference to such approval or agreement being given solely for the purposes of this Agreement.

1.16
A reference to “certificated” or “certificated form“ in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in certificated form.

1.17
A reference to “uncertificated” or “uncertificated form“ in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in uncertificated form, and title to which, by virtue of the Regulations, may be transferred by means of CREST.

1.18	Words and expressions defined in the Companies Acts shall bear the same meaning.

1.19
Any reference to “this Agreement” or “any other agreement relating to the Placing and Open Offer” or “the arrangements contemplated by the Issue Documents” or similar expressions shall be deemed, where the context permits, to include a reference to the Subscription and Transfer Agreement and the Option Agreement and the arrangements thereunder, including, without limitation, JerseyCo and the issue and allotment of the JerseyCo Ordinary Shares and the JerseyCo Preference Shares.

2.         CONDITIONS

2.1
The obligations of HM Treasury and of the Joint Sponsors under this Agreement (save for the obligations under clauses 3.3 and 3.4 and such other obligations hereunder which fall due for performance before Admission) are conditional on:

(A)	the release of the Press Announcement via a Regulatory Information Service by 8.00 a.m. on the Effective Date;

(B)	there having occurred, as at Admission, no material default or breach by the Company of the terms of:

(i)	this Agreement;

(ii)	if executed, the Subscription and Transfer Agreement;

(iii)	if executed, the Option Agreement; or

(iv)	the Preference Share Subscription Agreement;

(C)	the New Shares being validly created under applicable law and forming part of the Company’s authorised but unissued share capital;

(D)	the Preference Shares being validly created under applicable law and forming part of the Company’s authorised but unissued share capital;

(E)	the Directors being duly authorised under applicable law to allot and issue the New Shares in accordance with the terms of this Agreement;

(F)
the Directors being duly authorised under applicable law to allot and issue the Preference Shares to HM Treasury (or its nominee) in accordance with the terms of the Preference Share Subscription Agreement;

(G)
the Company having obtained such approvals, authorisations, permits and consents as may be required by any government, state or other regulatory body and all necessary filings having been made and all necessary waiting periods having expired, in each case in any part of the world and as a consequence of the actions contemplated by this Agreement and/or the Preference Share Subscription Agreement;

(H)
HM Treasury having obtained such approvals, authorisations, permits and consents as may be required by any governmental, state or other regulatory body in any part of the world and all necessary filings having been made and all necessary waiting periods having expired, in each case as a consequence of the issue of New Shares and/or Preference Shares contemplated by this Agreement and/or the Preference Share Subscription Agreement;

(I)
each Warranty in Part I of Schedule 3 of this Agreement being true and accurate in all material respects and not misleading in any material respect as at the date of this Agreement and remaining true and accurate in all material respects and not misleading in any material respect on the Posting Date, at such time as a Supplementary Prospectus shall be issued in accordance with this Agreement before Admission, at each Time of Sale (if any) and immediately prior to Admission, in each case by reference to the facts and circumstances then existing;

(J)
each Warranty in Part II of Schedule 3 of this Agreement being true and accurate in all material respects and not misleading in any material respect on the Posting Date and remaining true and accurate in all material respects and not misleading in any material respect, at such time as a Supplementary Prospectus shall be issued in accordance with this Agreement before Admission, at each Time of Sale (if any) and immediately prior to Admission, in each case by reference to the facts and circumstances then existing;

(K)	there being, in the opinion of HM Treasury (acting in good faith) no Material Adverse Effect;

(L)
there being no contracts or arrangements to which the Company or any member of the Group are party which would become capable of being terminated by a party thereto (other than a member of the Group) or would permit such a party to exercise a right against a member of the Group or may otherwise give rise to material adverse consequences for the Group as a whole, in each case as a result of the issue of New Shares and/or Preference Shares contemplated by this Agreement and/or the Preference Share Subscription Agreement, in each case where this or any other consequences thereof would be, or would be reasonably likely to be, material in the context of the business of the Group or the Placing and Open Offer, the Preference Share Subscription, any acquisition of New Shares or Preference Shares by HM Treasury,

Qualifying Shareholders or Placees, Admission or post-Admission dealings in the Ordinary Shares;

(M)	the delivery to HM Treasury and to the Joint Sponsors, as applicable:

(i)	simultaneously with the execution of this Agreement, of the documents listed in Part I of Schedule 2;

(ii)	prior to despatch of the Circular and the publication of the Prospectus, of the documents listed in Part II of Schedule 2;

(iii)
at the date of each Supplementary Prospectus, the documents (or “bring downs” from such documents) listed in Part II of Schedule 2 (as applicable) requested by the Joint Sponsors and by HM Treasury in respect of such Supplementary Prospectus and dated as of such date;

(iv)	at each Time of Sale, if any, the Time of Sale Documents required to be delivered at such Time of Sale listed in Part III of Schedule 2;

(v)	immediately prior to Admission, of the documents listed in Part III of Schedule 2; and

(vi)	immediately prior to Preference Admission, of the documents listed in Part IV of Schedule 2,

in each case to the extent not already delivered and provided that HM Treasury shall not be entitled to rely on this condition in the case of non-delivery of any document which is not material, in the respective judgements of HM Treasury and the Joint Sponsors, in the context of the Placing and Open Offer or the applications for Admission or Preference Admission;

(N)	the GM being duly convened and held no later than the GM Date;

(O)
subject to applicable law (including directors’ fiduciary duties), the Directors recommending (without qualification and maintaining such recommendation) that the Company’s shareholders vote in favour of the Resolutions;

(P)	subject to applicable law, the Directors voting all Ordinary Shares held by them in favour of the Resolutions;

(Q)	the Company's shareholders passing the Resolutions (without amendment) at the GM;

(R)	the Prospectus, the Preference Prospectus and, to the extent necessary, the Circular being approved by the FSA in accordance with the Prospectus Rules, the Listing Rules and FSMA;

(S)	the Circular being approved by the Panel in relation to the Whitewash Resolution;

(T)
subject to satisfaction of the condition set out in clause 2.1(R), the Prospectus being made available to Qualifying Shareholders (other than Prohibited Shareholders and US Shareholders) in accordance with the Prospectus Rules and the Preference Prospectus being published in accordance with the Prospectus Rules;

(U)
subject to satisfaction of the conditions set out in clause 2.1(R) and clause 2.1(S), the posting to Qualifying Shareholders (other than Prohibited Shareholders and US Shareholders) of the Circular and the Form of Proxy with, in the case of Qualifying Non-CREST Shareholders, an Application Form, in accordance with clause 3;

(V)
the Company having applied for Admission and admission of the New Shares to CREST as Participating Securities and all of the conditions to such admission having been satisfied, in each case, on or before Admission;

(W)	the Company allotting, subject only to Admission, the New Shares to the relevant Placees in accordance with clauses 3 and 4 or to HM Treasury (or its nominee) in accordance with clause 6;

(X)
the Directors having waived all change of control provisions set out in their respective service contracts which would otherwise be or have been triggered as a result of the issue of New Shares and/or Preference Shares contemplated by this Agreement and/or the Preference Share Subscription Agreement;

(Y)
the Subscription and Transfer Agreement and the Option Agreement having been duly executed, the Subscription and Transfer Agreement relating to the allotment of the New Shares having become wholly unconditional except for the condition relating to Admission, each of the parties thereto complying with its obligations in each of the Subscription and Transfer Agreement relating to the allotment of the New Shares and the Option Agreement to the extent that the same fall to be performed prior to Admission or Preference Admission and there having occurred no default or breach by any party thereto under either such agreement;

(Z)
no event referred to in Section 87G of the FSMA arising between the time of publication of the Prospectus and the time of Admission and no Supplementary Prospectus being published by or on behalf of the Company before Admission which, in any of the foregoing cases, HM Treasury or the Joint Sponsors consider in their respective sole judgments acting in good faith to be (singly or in the aggregate) material in the context of the business of the Group, the Placing and Open Offer, the Preference Share Subscription, any acquisition of New Shares or Preference Shares by HM Treasury, Ordinary Shareholders or Placees or Admission, Preference Admission or post-Admission dealings in the Ordinary Shares;

(AA)
the Company having applied for Preference Admission and admission of the Preference Shares to CREST as Participating Securities and all of the conditions to such Preference Admission having been satisfied, in each case, on or before Preference Admission;

(BB)	Preference Admission becoming effective on the date of Admission;

(CC)	Admission occurring at or before 8.00 a.m. on 12 December 2008 (or such later time or date as HM Treasury may agree);

(DD)
the Prospectus and the Circular not containing disclosure of any fact, matter or circumstance material in the context of the Group or the Placing and Open Offer, the Preference Share Subscription, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees or Admission or Preference Admission or post-Admission dealings in the Ordinary Shares which has not previously been fairly disclosed, whether in the Press Announcement, any of the Previous Announcements or otherwise in writing to HM Treasury and to the Joint Sponsors; and

(EE)	the Company allotting, subject only to Preference Admission, the Preference Shares to HM Treasury in accordance with the Preference Share Subscription Agreement.

2.2
Subject to the fiduciary duties of the Directors, the Company shall use all reasonable endeavours to procure the fulfilment of the conditions set out in clause 2.1 and, where applicable, by the times and dates stated therein (or such later times and/or dates as HM Treasury may agree) and shall notify HM Treasury forthwith in the event that the Company or any of the Directors becomes aware that any of the conditions set out in clause 2.1 has become or might reasonably be expected to become incapable of fulfilment by the time and/or date stated in such condition (or such later time and/or date as HM Treasury may agree) or at all.  In addition, the Company shall provide HM Treasury with such information as it may reasonably require to enable it to ascertain whether the condition in clause 2.1(L) has been satisfied.

2.3
Each Joint Sponsor shall use its reasonable endeavours to provide to the Company such assistance as the Company shall reasonably request in connection with the procedural steps required for the performance of the obligations of the Company set out in clauses 2.1(R), (V) and (CC).

2.4
Each Joint Sponsor shall not unreasonably refuse consent to executing such documents and doing such things as the Company and HM Treasury may reasonably require to grant security, and a power of attorney, to the Company over, and in respect of, the shares in JerseyCo to be subscribed by such Joint Sponsor under the Subscription and Transfer Agreement and the Option Agreement and to JerseyCo over the bank account to which payments are to be made pursuant to clauses 3.24, 3.25 and 6.3 and over all or any rights of the Joint Sponsors to receive payments for any New Shares to be acquired pursuant to the Placing and Open Offer, in each case as security for the performance by the Joint Sponsors of their obligations under such agreements.

2.5
Subject to clause 2.8, HM Treasury shall be entitled, in its absolute discretion and upon such terms as it shall think fit, to waive fulfilment of all or any of the conditions set out in clause 2.1 (other than clauses 2.1(C) to (G), (Q) (save in relation to the Whitewash Resolution), (R) and (CC)) or to extend the time provided for fulfilment of any of the conditions set out in clause 2.1 in respect of all or any part of the performance thereof.

2.6	The Company shall be entitled to waive fulfilment of the condition set out in clause 2.1(G).

2.7
If the condition set out in clause 2.1(G) is not satisfied at the time at which all other conditions set out in clause 2.1 are satisfied or, to the extent permitted, waived, the parties shall treat such condition as waived (and the Company shall be deemed to have waived such condition) if the relevant matter in respect of which the condition has not been satisfied is not likely to lead to material consequences for the Company or the Directors and is not material in the context of the Placing, the Open Offer, Admission, Preference Admission, post-Admission dealings in the Ordinary Shares and, in all cases, for the avoidance of doubt, taking account of the financial circumstances of the Company.

2.8	If:

(A)
any of the conditions set out in clause 2.1 are not fulfilled or, if capable of waiver pursuant to clause 2.5 or clause 2.6, waived, or treated as waived pursuant to clause 2.7, by the time and/or date specified therein (or such later time and/or date as HM Treasury may agree); and

(B)
HM Treasury does not consider it to be necessary that the arrangements contemplated by this Agreement and by the Preference Share Subscription Agreement proceed to completion in order to maintain the financial stability of the United Kingdom, then on notice from HM Treasury to the Joint Sponsors and the Company, the Joint Sponsors shall, on behalf of the Company, withdraw any application made to the FSA and/or the London Stock Exchange and/or Euronext in connection with Admission, the Company shall withdraw any application made for Preference Admission, this Agreement shall cease and determine and no party to this Agreement shall have any claim against any other party to this Agreement for costs, damages, compensation or otherwise except as provided in clause 2.10.

2.9
Without prejudice to the rights of HM Treasury and the Joint Sponsors under clause 13, if any of the conditions set out in clause 2.1 are not fulfilled or, if capable of waiver pursuant to clause 2.5 or clause 2.6, waived, or treated as waived pursuant to clause 2.7, by the date and/or time specified herein (or such later time as HM Treasury may agree) and if HM Treasury does consider it necessary that the arrangements contemplated by this Agreement and by the Preference Share Subscription Agreement proceed to completion in order to maintain the financial stability of the United Kingdom, HM Treasury shall treat as waived any outstanding conditions in clause 2.1 (other than any condition referred to as not being waivable by HM Treasury).

2.10	Where this Agreement has terminated pursuant to clause 2.8:

(A)	such termination shall be without prejudice to any accrued rights or obligations under this Agreement;

(B)	the Company shall pay any commissions, fees and expenses as are payable in such circumstance under and in accordance with clauses 8.1 and 8.2; and

(C)	the provisions of this clause 2.10 and clauses 1, 8, 9.1, 9.2, 9.3, 9.4, 9.6, 9.11, 10, 11, 12, 14, 15, 16, 17, 18 and 19 shall remain in full force and effect.

2.11
HM Treasury and the Company shall use all reasonable endeavours to procure that, by no later than Admission, all approvals, authorisations and consents as may be required from any government, state or other regulatory body shall have been obtained in order that the conditions set out in clauses 2.1(G) and 2.1(H) may be satisfied.  The Company and HM Treasury shall co-operate with each other (at the cost of the Company) in order that the conditions set out in clauses 2.1(G) and 2.1(H) may be satisfied, which co-operation shall include the Company:

(A)
promptly providing to HM Treasury and to HM Treasury’s lawyers and other advisers where appropriate, any necessary information and documents reasonably required for the purpose of obtaining such approvals, authorisations, permits and consents and making such necessary filings;

(B)
promptly notifying HM Treasury or HM Treasury’s lawyers and other advisers where appropriate, of any material communications received in the course of obtaining such approvals, authorisations, permits and consents and making such necessary filings; and

(C)	generally supporting HM Treasury in obtaining such approvals, authorisations, permits and consents and making such necessary filings.

2.12	Upon Admission, each of the conditions set out in clause 2.1 shall, to the extent not fulfilled, be deemed to have been fulfilled or waived.

3.         THE PLACING AND OPEN OFFER AND APPOINTMENTS

3.1	The Company hereby:

(A)
appoints each of UBS and Merrill Lynch as joint sponsors in connection with the applications for Admission and, if required by the UK Listing Authority, the publication of the Circular and as joint bookrunners and placing agents in connection with the Placing and Open Offer and each of UBS and Merrill Lynch accepts such appointments;

(B)
confirms that such appointments confer on each of the Joint Sponsors all powers, authorities and discretions on behalf of the Company which are necessary for or incidental to, the performance of its function as Joint Sponsor, joint bookrunner and placing agent to the Placing and Open Offer (including the power to appoint sub-agents or to delegate the exercise of any of its powers, authorities or discretions to such persons as it may think fit); and

(C)	agrees to ratify and approve all documents, acts and things which each of the Joint Sponsors shall lawfully do in the exercise of such appointments, powers, authorities and discretions.

3.2	The Company hereby agrees, subject always to clause 5.1, to invite Qualifying Shareholders (who are not Prohibited Shareholders or US Shareholders) by means of the Prospectus and (in the case of Qualifying Non CREST Shareholders who are not Prohibited Shareholders or US Shareholders) the Application Form to apply to acquire the New Shares at the Issue Price and otherwise on the terms and conditions set out therein.  The Company shall procure that under the terms of the Placing and Open Offer Qualifying Shareholders (other than Prohibited Shareholders or US Shareholders) shall be entitled (i) to acquire their pre-emptive entitlements, and, (ii) to the extent reasonably practicable (and provided always that such Qualifying Shareholders who are not Prohibited Shareholders or US Shareholders are treated equally), and to the extent that such pre-emptive entitlements are not taken up by other Qualifying Shareholders (who are not Prohibited Shareholders or US Shareholders), to apply to acquire additional New Shares (either in their capacity as Qualifying Shareholders or, if such structure is not reasonably practicable, as Placees whose application for additional New Shares the parties hereby agree will be allocated in full to the extent possible, and failing which will be scaled back on a pro rata basis).

3.3
Subject to the next following sentence, each of the Joint Sponsors hereby agrees severally (and not jointly or jointly and severally) and in reliance on the representations, warranties and undertakings of the Company set out in this Agreement, as agent of the Company, to use reasonable endeavours to procure Placees to take up the New Shares on such terms and conditions as may be agreed upon by HM Treasury, including the Treasury Solicitor, and at a price not lower than the Issue Price, subject to a right of clawback as a result of the New Shares being acquired under the Open Offer and otherwise upon and subject to the terms and conditions in the Placing Letters and on the basis of the information in the other Placing Documents, it being understood that if having used such reasonable endeavours the Joint Sponsors are unable to procure Placees, or if any Placees who are so procured fail to meet their payment obligations, for all or any of the New Shares, the Joint Sponsors shall not themselves be obliged to acquire such New Shares which shall be Residual Shares to be taken up solely by HM Treasury in accordance with clause 6.3.  The obligation of each of the Joint Sponsors to use reasonable endeavours to procure Placees pursuant to the preceding sentence shall not apply until publication of the Prospectus in accordance with the provisions of this Agreement, provided that each of the Joint Sponsors shall be permitted to endeavour to procure Placees prior to such publication.

3.4
Subject to compliance with this clause 3 and with the restrictions in clause 5, each of UBS and Merrill Lynch shall have discretion to procure Placees in the manner and otherwise as it thinks fit in compliance, in all material respects, with applicable laws as are customarily complied with by banks of international reputation, including the last time at which Placing Letters may be despatched, allocations pursuant thereto may be made and acceptances pursuant thereto received.

3.5
UBS and Merrill Lynch will procure that a schedule is delivered to the Company (or the Registrar on behalf of the Company) and to HM Treasury no later than 5 p.m. on the second Business Day following the Closing Date following completion of the procedure set out in clause 3.4 showing the names and registration details of Placees allocated Non-Accepted Shares (and the number of New Shares comprised in such allocations) and shall specify whether such shares are to be issued in certificated or uncertificated form together with details of (and the number of New Shares comprised in) the proposed number of Residual Shares to be acquired by HM Treasury (or its nominee) pursuant to clause 6.3 (the "Placing Schedule").  HM Treasury, the Company and the

Joint Sponsors will consult each other in respect of, and agree a final version of, the Placing Schedule within one Business Day of the date of its delivery pursuant to this clause 3.5.

3.6
Without prejudice to the Joint Sponsors' obligations under Chapter 8 of the Listing Rules, the Company acknowledges and agrees that neither of the Joint Sponsors nor HM Treasury is responsible for and has not authorised and will not authorise the contents of any Issue Document and that neither of the Joint Sponsors nor HM Treasury shall be responsible for verifying the accuracy, completeness or fairness of any information in any of the Issue Documents (or any supplement or amendment to any of the foregoing).

3.7
The Company consents to each Joint Sponsor disclosing to the FSA at any time before or after Admission, any information that such Joint Sponsor is required to disclose to satisfy its obligations as a sponsor under the Listing Rules and/or the DTRs provided that, where legally permitted and practicable, such Joint Sponsor notifies the Company prior to making, and consults as to the timing and manner of, such disclosure.

3.8
The Company confirms that it will appoint a receiving agent to act as registrar and receiving agent in connection with the Placing and Open Offer and that the Receiving Agent will be admitted as registrar and receiving agent in respect of CREST.

3.9
The Company shall give all such assistance and provide all such information as each of the Joint Sponsors may reasonably require for the making and implementation of the Placing and Open Offer and will do (or procure to be done) all such things and execute (or procure to be executed) all such documents as may be reasonably necessary or desirable to be done or executed by the Company or by its officers, employees or agents in connection therewith.

3.10
The Joint Sponsors and the Company agree to use their respective reasonable endeavours to finalise the Option Agreement and Subscription and Transfer Agreement so as to give effect to the arrangements intended to be contemplated by such agreements, provided that such arrangements reflect any requirements of the Joint Sponsors, acting reasonably, to enable them to comply with any regulatory provisions applicable to them and to enter into those agreements as soon as reasonably practicable and to execute such documents and do such things as may be necessary or desirable to implement such arrangements, in each case as may be reasonably agreed between the Joint Sponsors and the Company.  Finalisation of the Option Agreement and the Subscription and Transfer Agreement and the mechanical and cash-flow arrangements related thereto (including those in support of the arrangements provided in clauses 2.3, 3.24 and 3.25 and the arrangements for the provision of security for the transfer of the Consideration Shares contemplated by clause 2.4) shall require the prior approval of HM Treasury (not to be unreasonably withheld).

3.11	The Company undertakes that it shall release the Press Announcement to a Regulatory Information Service at, or as soon as practicable after, 7.00 a.m. on the Effective Date.

3.12	The Company undertakes to:

(A)	make an application:

(i)	(within the meaning of and for the purposes of the Prospectus Rules) to the FSA for the approval of the Prospectus, the Preference Prospectus and, to the extent required, the Circular; and

(ii)	to the Panel for the approval of the Circular in relation to the Whitewash Resolution; and

(B)
apply to the FSA, to the London Stock Exchange and to Euronext for Admission and to the FSA and to the London Stock Exchange for Preference Admission and further undertakes to provide such information, supply and/or execute such documents, pay such fees, give such undertakings and do all such acts and things as may be required (a) by the UK Listing Authority and the London Stock Exchange for the purposes of obtaining formal approval of the Circular (to the extent required) and the Prospectus, the Preference Prospectus, any Supplementary Prospectus and any Supplementary Preference Prospectus and obtaining Admission and Preference Admission, and (b) to comply with the Listing Rules, the Prospectus Rules, the Admission and Disclosure Standards, FSMA and the Companies Acts, and (c) by the UK Listing Authority and/or the Netherlands Authority for the Financial Markets for the passporting of the Prospectus into the Netherlands in accordance with the NFSA, and (d) by Euroclear for the purposes of obtaining permission for the admission of the New Shares and the Preference Shares as Participating Securities in CREST and (e) by the FSA, the London Stock Exchange or Euronext, in each case to obtain the grant of such Admission or Preference Admission, as the case may be. Subject to the fiduciary duties of the Directors, the Company will use all reasonable endeavours to obtain the grant of Admission (subject only to the allotment of the New Shares) and of Preference Admission (subject only to the allotment of the Preference Shares) by no later than 8.00 a.m. on 12 December 2008 (or such later time or date as HM Treasury may agree in writing).

3.13
The Company undertakes that it shall not include any reference to HM Treasury or the Joint Sponsors in any of the Issue Documents without the prior written consent of HM Treasury or the Joint Sponsors, as applicable.

3.14
Subject to obtaining the approval of the Prospectus (and of the Circular, but only to the extent required) by the FSA and having issued a passporting statement to the Netherlands Authority for the Financial Markets and such other regulators as may be appropriate and subject to obtaining the approval of the Circular by the Panel in relation to the Whitewash Resolution, the Company shall procure that:

(A)
the Circular and Forms of Proxy are posted to all Qualifying Shareholders (in each case other than Prohibited Shareholders and US Shareholders) on the Posting Date, and the Prospectus is made available to Qualifying Shareholders (in each case other than Prohibited Shareholders and US Shareholders) in accordance with the Prospectus Rules and the NFSA, in each case subject to clause 5;

(B)	a copy of each of the Prospectus and the Circular is filed with the FSA pursuant to the Prospectus Rules and the Listing Rules respectively;

(C)	copies of the Prospectus, together with any other required documents, are made available to the public by or on behalf of the Company in accordance with the Prospectus Rules;

(D)	Application Forms are posted to all Qualifying Non-CREST Shareholders (other than Prohibited Shareholders and US Shareholders) with the Prospectus and Circular; and

(E)
the Open Offer Entitlements of Qualifying CREST Shareholders (other than Prohibited Shareholders and US Shareholders) are credited to their respective stock accounts on the first Dealing Day after the Ordinary Shares go “ex” the entitlement to apply under the Open Offer.

3.15	Subject to obtaining the approval of the Preference Prospectus by the FSA and subject to clause 5, the Company shall procure that:

(A)	a copy of the Preference Prospectus is filed with the FSA pursuant to the Prospectus Rules; and

(B)	copies of the Preference Prospectus, together with all other required documents, are made available to the public by or on behalf of the Company in accordance with the Prospectus Rules.

3.16
As soon as practicable after the Posting Date, the Company shall procure delivery to Euroclear of security application forms in a form acceptable to HM Treasury and to the Joint Sponsors, acting reasonably, in respect of the Open Offer Entitlements and the New Shares and the Company undertakes to use reasonable endeavours to obtain permission for the admission of each of the Open Offer Entitlements and the New Shares as a Participating Security in CREST.

3.17
On the Posting Date, prior to publication of the Prospectus, and (to the extent reasonably requested) prior to the publication of each Supplementary Prospectus, the Company shall deliver or procure there are delivered to the Joint Sponsors and to HM Treasury those documents listed in Part II of Schedule 2.

3.18	At or with respect to the date of any Time of Sale, the Company shall deliver or procure there are delivered to the Joint Sponsors and to HM Treasury the documents listed in Part III of Schedule 2.

3.19	The Company authorises the Joint Sponsors to date the Enablement Letter and deliver it to Euroclear.

3.20	Subject always to the fiduciary duties of the Directors, the Company shall procure that the GM is duly convened and held no later than 20 November 2008 and that the Resolutions are proposed at it.

3.21
Subject to clause 3.22, neither the Placing and Open Offer nor any of its terms and conditions shall be varied, extended, amended or withdrawn without the prior written consent of HM Treasury, except as required by any applicable law or regulation.

3.22
If at any time between the Posting Date and the Closing Date: (i) any event shall have occurred as a result of which the Prospectus, as amended or supplemented from time to time, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such document is delivered, not misleading, or if for any other reason, including compliance with Section 87G of FSMA, it shall be necessary to amend or supplement the Prospectus, the Company will (without prejudice to the rights of HM Treasury and the Joint Sponsors under this Agreement) promptly:

(A)	notify HM Treasury and the Joint Sponsors of the relevant circumstances;

(B)	consult with HM Treasury and the Joint Sponsors in considering any requirement to publish a Supplementary Prospectus;

(C)	consult with HM Treasury and the Joint Sponsors as to the contents of any Supplementary Prospectus and comply with all reasonable requirements of in relation thereto; and

(D)	publish such Supplementary Prospectus in such manner as may be required by the Prospectus Rules,

and the provisions of this clause 3.22 shall apply mutatis mutandis in respect of the Preference Prospectus (save that references to the Joint Sponsors shall not so apply).

3.23
On the Posting Date, each Joint Sponsor shall deliver to the Company and to HM Treasury an original of the Subscription and Transfer Agreement and the Option Agreement, each duly executed by the relevant Joint Sponsor (if a party thereto).

3.24
As between the Company and UBS, any amounts received by UBS in respect of the New Shares whether from applicants for New Shares pursuant to the Open Offer, Placees or HM Treasury (in accordance with clause 6) shall be received by UBS and the Company shall have no rights to receive such amounts from UBS or from any acquiror of such New Shares.  Such amounts shall be paid by applicants for the New Shares to be issued pursuant to the Open Offer, by Placees and by HM Treasury, in each case as applicable, into a bank account approved by HM Treasury, being an account established on terms approved by HM Treasury, acting reasonably.

3.25
As between the Company and Merrill Lynch, any amounts received by Merrill Lynch in respect of the New Shares whether from applicants for New Shares pursuant to the Open Offer, Placees or HM Treasury (in accordance with clause 6) shall be received by Merrill Lynch and the Company shall have no rights to receive such amounts from Merrill Lynch or from any acquiror of such New Shares.  Such amounts shall be paid by applicants for the New Shares to be issued pursuant to the Open Offer, by Placees and by HM Treasury, in each case as applicable, into a bank account approved by HM Treasury, being an account established on terms approved by HM Treasury, acting reasonably.

3.26
For the avoidance of doubt, nothing in this Agreement confers or imposes on any Placee (including HM Treasury) any right or obligation (conditional or otherwise) to subscribe for or acquire any JerseyCo Preference Shares or JerseyCo Ordinary Shares.

3.27	Immediately prior to Admission the Company shall deliver or procure that there are delivered to the Joint Sponsors and to HM Treasury those documents listed in the Part III of Schedule 2.

3.28	Immediately prior to Preference Admission, the Company shall deliver to HM Treasury those documents listed in Part IV of Schedule 2.

3.29
The Company shall procure (to the extent that it lies in its power to do so) to be communicated or delivered to the Joint Sponsors all such information and documents (signed by the appropriate person where so required) as the Joint Sponsors may reasonably require to enable them to discharge their obligations hereunder and pursuant to or in connection with obtaining Admission, Preference Admission, the Placing and Open Offer or as may be required to comply with the requirements of the FSMA, the FSA or the London Stock Exchange.

3.30
The Company confirms to the Joint Sponsors and to HM Treasury that a meeting or meetings of the Board has been held (and/or, in the case of (C), (E) and (F) below, undertakes to hold such a meeting) which has (or will have, as the case may be):

(A)	authorised the Company to enter into and perform its obligations under this Agreement and the Preference Share Subscription Agreement;

(B)	approved the form and release of the Press Announcement;

(C)
approved the form of the Circular, Prospectus, and the Form of Proxy and authorised and approved the publication of the Circular, Prospectus, Form of Proxy, each of the other Issue Documents and all other documents connected with the Placing and Open Offer, Admission and Preference Admission, as appropriate;

(D)	approved the making of the Placing and Open Offer and the allotment of Preference Shares under the Preference Share Subscription Agreement;

(E)	approved the making of the applications for Admission and Preference Admission; and

(F)	authorised (or authorise, as the case may be) all necessary steps to be taken by the Company in connection with each of the above matters.

3.31
The Company irrevocably authorises each of the Joint Sponsors to give to the Registrars and/or Euroclear any instructions consistent with this Agreement and/or the Issue Documents that it reasonably considers to be necessary for, or incidental to, the performance of its functions as joint sponsor or joint bookrunner or placing agent (as the case may be).

3.32
The Company acknowledges that the Joint Sponsors’ responsibilities as sponsors pursuant to the Listing Rules are owed solely to the FSA and that agreeing to act as sponsor does not of itself extend any duties or obligations to any one else, including the Company.

4.	ALLOTMENT OF THE NEW SHARES, CONSIDERATION AND REGISTRATION

4.1
The Company shall, prior to Admission, pursuant to a resolution of the Board, allot, conditional only on Admission, the New Shares to the Open Offer Acceptors in each case in accordance with the terms of the Open Offer Documents.

4.2	The Company shall, in relation to the Placing, as soon as reasonably practicable following receipt of the Placing Schedule and in any event (subject only to such receipt) prior to Admission:

(A)
as regards the New Shares required by Placees to be certificated shares, pursuant to a resolution of the Board, allot, conditional only upon Admission, such New Shares as certificated shares, subject to the prior consent of HM Treasury and to the terms of the Placing Documents, to the Placees of such New Shares in the proportions set out in the Placing Schedule; and

(B)
as regards the New Shares which are required by Placees to be uncertificated shares, pursuant to a resolution of the Board, allot, conditional only upon Admission, such New Shares as uncertificated shares, subject to the prior consent of HM Treasury and to the terms of the Placing Documents:

(i)
in the case of Placees procured by UBS, to such CREST account of such person as will be notified by UBS to the Company no later than five Business Days prior to Admission, such person to hold such New Shares as nominee for such Placees; and

(ii)
in the case of Placees procured by Merrill Lynch, to such CREST account of such person as will be notified by Merrill Lynch to the Company no later than five Business Days prior to Admission, such person to hold such New Shares as nominee for such Placees.

4.3
The consideration for the allotment and issue of the New Shares to the Open Offer Acceptors and the Placees pursuant to clauses 4.1, 4.2 and 6.3 shall be the transfer to the Company by the Joint Sponsors (or a third party to whom its obligations under the Subscription and Transfer Agreement are novated), in its capacity as subscriber for the Consideration Shares, of the Consideration Shares pursuant to the Subscription and Transfer Agreement. Subject to Admission taking place, one of the Joint Sponsors (or a third party to whom its obligations under the Subscription and Transfer Agreement are novated) shall, as shall be set out in the Subscription and Transfer Agreement and in its capacity as subscriber for the Consideration Shares, deliver to, or as may be directed by, the Company duly executed instruments of transfer in respect of the Consideration Shares held by it, by which the Consideration Shares are transferred to the Company (or such persons as the Company may direct).  For the avoidance of doubt, UBS and Merrill Lynch will be under no obligation to subscribe for Consideration Shares in an amount in excess of the amount received by them (a) from Placees (other than HM

Treasury); (b) from Qualifying Shareholders pursuant to the Open Offer; and (c) from HM Treasury.

4.4
Following delivery of the instruments of transfer in respect of the Consideration Shares in accordance with clause 4.3, the Company shall procure that the Receiving Agent will, without delay on the day of Admission:

(A)
effect the registration, without registration fee, of the persons referred to in clauses 4.1 and 4.2(B) above and, as appropriate, HM Treasury (or its nominee) in accordance with clause 6.3, as the holders of the relevant New Shares and shall procure that such New Shares are credited to any relevant accounts as specified in CREST (without charging any administration fee); and

(B)	effect the registration, without registration fee, of the Placees referred to in clause 4.2(A) in the register of members and, to issue definitive certificates.

4.5
The New Shares will, as from the date when they are issued, rank pari passu in all respects with, and be identical to, the Ordinary Shares then in issue and will rank in full for all dividends and other distributions declared, made or paid on the Ordinary Shares after such date of issue.  The New Shares and the Preference Shares shall be allotted and issued free from all Adverse Interests.

5.         OVERSEAS SHAREHOLDERS

5.1
The Company shall procure that no Application Forms and no copies of the Prospectus (or any Supplementary Prospectus) shall be posted to Prohibited Shareholders and that no Open Offer Entitlements are credited to stock accounts in CREST of Prohibited Shareholders unless they have supplied the Company with an address in the United Kingdom for the giving of notices to them.

5.2
The Application Forms, together with the Prospectus and any Supplementary Prospectus shall specify, to the reasonable satisfaction of the Joint Sponsors, such procedures as to ensure that no New Shares are credited to the account or for the benefit of any person located in the United States unless they have established to the reasonable satisfaction of the Company that, in the case of US Shareholders, they are qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act or accredited investors as defined in Rule 501 under the Securities Act, or in the case of Prohibited Shareholders, they may take up their entitlements to the New Shares in accordance with an applicable exemption from local securities laws.

5.3
The Company shall not without the written consent of the Joint Sponsors, not to be unreasonably withheld, make the New Shares available to the holders of American Depositary Shares representing the Ordinary Shares with respect to any Ordinary Shares underlying such holder’s American Depositary Shares.

5.4
Each of the Joint Sponsors (severally and not jointly or jointly and severally) and the Company acknowledges and agrees that offers and sales of New Shares will be made as described in the Prospectus and in accordance with the terms of this Agreement.  The rights of Prohibited Shareholders and US Shareholders to participate in the Open Offer and Placing shall be limited as set out in the Prospectus and in this Agreement.

5.5	It is agreed and understood that the New Shares do not meet the eligibility requirements of Rule 144A under the Securities Act.

5.6
Each of the Company and the Joint Sponsors (severally and not jointly or jointly and severally) confirms and agrees that except in relation to each Member State of the EEA which has implemented the Prospectus Directive (each a “Relevant Member State”), none of the New Shares have been or will be offered to the public for the purposes of the Prospectus Directive in that Relevant Member State prior to the publication of a prospectus in relation to the New Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except:

(A)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(B)	to any legal entity which has two or more of:

(i)	an average of at least 250 employees during the last financial year;

(ii)	a total balance sheet of more than €43,000,000; and

(iii)	an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(C)	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of any New Shares shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or any measure implementing the Prospectus Directive in the Relevant Member State.

For the purposes of this provision, the expression an "offer of New Shares to the public" in relation to any New Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the New Shares to be offered so as to enable an investor to decide to purchase or subscribe for the New Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

5.7
Each of the Company, HM Treasury and the Joint Sponsors (severally and not jointly or jointly and severally) acknowledges and agrees that the New Shares and the Open Offer Entitlements have not been and will not be registered under the Securities Act and may not be offered or sold except in accordance with Rule 903 of Regulation S, to QIBs or to certain pre-identified US employees of the Company who are accredited investors (as defined in Rule 501 under the Securities Act) only if such employees have executed and delivered to the Company an investor letter in a form reasonably satisfactory to the Joint Sponsors and HM Treasury, in each case pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

5.8	Each of the Company, HM Treasury and the Joint Sponsors (severally and not jointly or jointly and severally) represents, warrants and agrees that it:

(A)	has not engaged and will not engage in any directed selling efforts (within the meaning of Regulation S) in the United States with respect to the New Shares;

(B)
has not offered or sold and will not offer or sell New Shares in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or in a manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(C)	has only solicited and will only solicit subscriptions of and has only offered or sold and will only offer or sell the New Shares:

(i)
to persons that it reasonably believes are QIBs pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, ("QIB Purchasers") and only if such QIB Purchasers have executed and delivered an investor letter in the form of Schedule 5 of this Agreement, which in the case of the Joint Sponsors does not need to be until the delivery of any New Shares to any such QIB Purchasers;

(ii)
to certain pre-identified US employees of the Company who are accredited investors (as defined in Rule 501 under the Securities Act) only if such employees have executed and delivered to the Company an investor letter in a form reasonably satisfactory to the Joint Sponsors in accordance with an applicable exemption from local securities laws;

(iii)	in reliance upon and in compliance with Regulation S; or

(iv)	to Prohibited Shareholders in accordance with an applicable exemption from local securities laws and in reliance upon and in compliance with Regulation S; and

(D)
has complied and will comply with all applicable provisions of FSMA and all other applicable securities laws with respect to anything done by it in relation to any New Shares in, from or otherwise involving the United Kingdom.

5.9	The Company acknowledges and agrees that it has not, directly or indirectly:

(A)	made nor will it make offers or sales of any security;

(B)	solicited nor will it solicit offers or sales of any security;

(C)	otherwise negotiated nor will it negotiate in respect of any security;

(D)	taken nor will it take any other action,

in any of the foregoing cases under circumstances that would require registration of the New Shares under the Securities Act.

5.10
For so long as any New Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will during any period in which it is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, upon the request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Securities Act; this undertaking is also for the benefit of the holders and beneficial owners from time to time of such restricted securities and prospective purchasers designated by such holders or beneficial owners from time to time.

5.11
The Company shall ensure that each of its Affiliates and each person acting on behalf of the Company or its Affiliates (other than the Joint Sponsors and their respective Affiliates and persons acting on behalf of any of the Joint Sponsors and their respective Affiliates) has complied and will comply with clauses 5.6, 5.7, 5.8 and 5.9.

5.12	Each of the Joint Sponsors shall ensure that each of its Affiliates and each person acting on its behalf or on behalf of its Affiliates has complied and will comply with clauses 5.6, 5.7 and 5.8.

6.        HM TREASURY ACQUISITION

6.1	For the purposes of this clause 6:

(A)	"Accepted Shares" shall mean any New Shares in respect of which an Acceptance has been made before 11.00 a.m. on the Closing Date;

(B)	"Non-Accepted Shares" shall mean any New Shares which are not Accepted Shares together with any New Shares which are treated as Non-Accepted Shares pursuant to clauses 6.1(C); and

(C)	the Company shall, with the consent of HM Treasury, be entitled to treat as Non-Accepted Shares:

(i)
any New Shares comprised in an Acceptance which has been validly rejected by the Company, with the consent of HM Treasury, not later than 2.00 p.m. on the Closing Date in accordance with the terms of the Open Offer, by reason of insufficient evidence as to identity having been received by that time in accordance with the procedures maintained by the Registrars under the Money Laundering Regulations 2007;

(ii)	any New Shares comprised in an Acceptance which has been validly withdrawn pursuant to the rights of investors to withdraw acceptances in accordance with Section 87Q of FSMA;

(iii)	any New Shares comprised in an Acceptance in respect of which cleared payment has not been received by 5.00 p.m. on the third Business Day following the Closing Date (the “Relevant Time”); and

(iv)
any New Shares comprised in any other Acceptance which the Company, with the consent of HM Treasury, has elected not later than 2.00 p.m. on the Closing Date to treat as invalid, in accordance with the terms of the Open Offer.

6.2	Without prejudice to clause 8, if there are no Non-Accepted Shares, obligations with regards to Non-Accepted Shares under this clause 6 will cease.

6.3
If by the Relevant Time there are Non-Accepted Shares for which no Placees have been arranged and consented to by HM Treasury (being “Residual Shares”) and subject to the conditions set out in clause 2.1 having been satisfied or, where permitted by clauses 2.5 to 2.7, waived or treated as waived and to this Agreement not having been terminated under clause 2.8 or clause 13, and subject to clause 8.4, HM Treasury shall itself (or shall procure that its nominee shall) acquire such Residual Shares at the Issue Price and on the terms, subject to the conditions and on the basis of the information contained in the Issue Documents and in reliance on the Warranties given under clause 10 and HM Treasury shall, on the date of Admission, pay the relevant acquisition monies to the bank account referred to in clause 2.4 which shall constitute a complete discharge of HM Treasury’s obligations to make payment in respect of the Residual Shares. If, following the Relevant Time, payment is dishonoured in respect of any Acceptances previously made, the relevant New Shares shall be dealt with in accordance with the terms of the Open Offer and shall not be Residual Shares.

6.4
As between the Company and the Joint Sponsors, any amounts received by the Joint Sponsors under clause 6.3 or from Placees or from Ordinary Shareholders shall be received and held by the relevant Joint Sponsor, and the Company shall have no right to receive such amounts from the Joint Sponsors or HM Treasury. Such amounts will be received by the Joint Sponsors and shall be applied in payment for the JerseyCo Preference Shares.

6.5
If HM Treasury (or its nominee) acquires New Shares pursuant to this clause 6, it has, in addition to any other rights and remedies it may have, the rights and remedies of a person acquiring New Shares on the basis of the Issue Documents.

6.6
If HM Treasury (or its nominee) acquires New Shares pursuant to this clause 6, then the Company agrees that it shall, on the date of Admission, enter into a registration rights agreement with HM Treasury in form and substance reasonably satisfactory to HM Treasury and the Company.

6.7
The Company confirms to the Joint Sponsors that any information which the Joint Sponsors may obtain as to whether or not Placees have been procured to take up any Non-Accepted Shares or, if any such Placees have been so procured, as to the identities of any such persons, is not information obtained by the Joint Sponsors as financial advisers to the Company. Accordingly (and notwithstanding any relationship which Joint Sponsors may have with the Company as financial adviser), the Joint Sponsors shall be under no obligation to disclose to the Company any of such information.

6.8	Without prejudice to the condition in clause 2.1(Z), in the event that a Supplementary Prospectus is issued by the Company two or fewer Business Days prior to the Closing

Date (or such later date as may be agreed between the parties) all references to Closing Date in this Agreement (other than in this clause 6.8) shall be deemed to be the date which is three Business Days after the date of issue of the Supplementary Prospectus and all dates in this Agreement referenced to the Closing Date shall also be extended mutatis mutandis and the obligations of the parties under this Agreement shall, to the extent applicable, be required to be performed by the relevant party by reference to such extended dates.

6.9
Each party shall execute such documents (including, without limitation, any agreement varying the terms of this Agreement) and do such acts and things as may be required for the purpose of giving full effect to the extension of the timetable for the Placing and Open Offer as contemplated by clause 6.8 above.

7.         CAPACITY

7.1
Any transaction carried out by the Joint Sponsors pursuant to clause 3.3 will constitute a transaction carried out in the capacity of agent at the request of the Company and not in respect of the Joint Sponsors' own account.

7.2	Notwithstanding that the Joint Sponsors may act as the Company's agent in connection with the Placing and Open Offer, the Joint Sponsors and any of their respective Affiliates and/or their agents may:

(A)
receive and keep for their own benefit any commissions, fees, brokerage or other benefits paid to or received by them in connection with the Placing and Open Offer and shall not be liable to account to the Company for any such commissions, fees, brokerage or other benefits; and

(B)
acting as investors for their own account, take-up their entitlements to, or subscribe for or purchase New Shares in the Open Offer and, in that capacity, may retain, purchase, sell or offer to sell for their own account(s) such New Shares and any securities of the Company or related investments issued otherwise than in connection with the Placing and Open Offer.

7.3
The Joint Sponsors will not be responsible for any loss or damage to any person arising from any insufficiency or alleged insufficiency of the amount obtained from the Placing, the Open Offer or the Preference Share Subscription or from the timing of any such transaction.

7.4
The Company acknowledges and agrees that HM Treasury and the Joint Sponsors are acting solely pursuant to a contractual relationship with the Company on an arm’s length basis with respect to the Placing and Open Offer and the Preference Share Subscription (including in connection with determining the terms of the Placing and Open Offer and the Preference Share Subscription) and not, in relation to the Placing and Open Offer or the Preference Share Subscription, as financial advisers (except, in the case of Merrill Lynch and UBS, solely on and subject to the strict terms of the Engagement Letters) or fiduciaries to the Company or any other person.  Additionally, the Company acknowledges that neither HM Treasury nor the Joint Sponsors are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby and neither HM Treasury nor the Joint Sponsors shall have any responsibility or liability to the Company with respect thereto.  The Company further acknowledges and agrees that any review by HM Treasury and/or the Joint Sponsors (or their respective advisers and agents) of the Company, the Placing and Open Offer, the Issue Documents and other matters relating thereto will be performed solely for the benefit of HM Treasury and/or the Joint Sponsors and shall not be on behalf of the Company or any other person.  This is without prejudice to any obligations of the Joint Sponsors under the FSA Rules.

8.         FEES, COMMISSIONS, EXPENSES AND VAT

8.1	Subject to clause 8.2, in consideration of HM Treasury and the Joint Sponsors agreeing to provide their services under this Agreement, the Company shall pay:

(A)	to HM Treasury a commission of 0.5 per cent. of the aggregate value of the New Shares at the Issue Price per New Share;

(B)
subject to Admission occurring, to HM Treasury a further commission of 1 per cent. of the aggregate value of the New Shares acquired by Placees (including for the avoidance of doubt HM Treasury) at the Issue Price per New Share; and

(C)
each of HM Treasury and the Joint Sponsors’ legal and other costs and expenses (properly incurred in the case of the Joint Sponsors) and the costs and expenses of HM Treasury’s financial advisers, in each case incurred for the purpose of or in connection with the Placing and Open Offer, the Preference Share Subscription or any arrangements referred to in, or contemplated by, this Agreement, the Preference Share Subscription Agreement or the Placing Letters.

8.2	With respect to the fees, commissions and expenses payable pursuant to clause 8.1 above:

(A)	the commissions referred to in clause 8.1(A) shall be payable on the earlier of Admission and the second Business Day after the day on which this Agreement is terminated;

(B)	the commissions referred to in clause 8.1(B) shall be payable on the date of Admission; and

(C)
the expenses referred to in clause 8.1(C) shall be payable whether or not this Agreement becomes unconditional or is terminated for any reason and shall be payable on the earlier of Admission and the second Business Day after the day on which this Agreement is terminated.

8.3
Each of the Joint Sponsors shall agree with the Company the amount of any fee to be paid by the Company to the relevant Joint Sponsor for the services to be performed by such Joint Sponsor under this Agreement.  The Company and the relevant Joint Sponsor shall consult with HM Treasury prior to agreeing such fee.

8.4
HM Treasury may deduct the amount of the commissions and expenses payable under clause 8.1 together with, in each case, an amount in respect of any VAT chargeable thereon, from any payment to be made by HM Treasury to the Company under clause 6.3.

8.5
The Company shall bear all costs and expenses of or incidental to the Placing and Open Offer and the matters contemplated by the Preference Share Subscription Agreement (including, for the avoidance of doubt, any applicable amounts in respect of VAT thereon, in accordance with clause 8.9), such expenses including, without limitation, the fees and expenses of its professional advisers, the cost of preparation, advertising, printing and distribution of the Issue Documents and all other documents connected with the Placing and Open Offer, the Preference Share Subscription Agreement, the Subscription and Transfer Agreement, the Option Agreement, costs and expenses of and/or related to JerseyCo, the Registrars' fees, the listing fees of the FSA, any charges by CREST and the fees of the London Stock Exchange and Euronext. The Company shall forthwith (and, in relation to VAT, in accordance with clause 8.9) upon demand by HM Treasury or either of the Joint Sponsors (accompanied by the relevant receipt therefor) reimburse such person the amount of any such expenses.  This clause 8.5 shall not apply to any Tax, provision for which is, for the avoidance of doubt, made in clauses 8.6, 8.7, 8.8 and 8.9, except to the extent provided for in clauses 8.6, 8.7, 8.8 or 8.9.  Any costs, charges, and expenses arising in connection with the Transfer and Subscription Agreement and/or the Option Agreement shall be dealt with in accordance with the terms of such agreements to the extent provided for therein.

8.6
The Company shall pay and bear any Stamp Tax which is payable or paid (whether by HM Treasury either of the Joint Sponsors or otherwise) in connection with the allotment and issue of the New Shares, the delivery of the New Shares and/or the acquisition of the New Shares in the manner contemplated by this Agreement or the execution, delivery, performance or enforcement of this Agreement, or in connection with any matters contemplated by the Subscription and Transfer Agreement and/or the Option Agreement, provided that this clause 8.6 shall not apply to:

(A)
any Stamp Tax payable in respect of transfers of, or agreements to transfer, New Shares subsequent to any such New Shares having been acquired by HM Treasury in the manner contemplated by this Agreement; or

(B)
any stamp duty chargeable at a rate determined under section 67 or 70 of the Finance Act 1986 or SDRT chargeable under section 93 or 96 of the Finance Act 1986 other than to the extent that it is provided in the Prospectus that the Company shall bear the cost of any SDRT which is chargeable in connection with the issue or transfer to Euroclear Nederland of New Shares acquired by a Qualifying Shareholder.

References in this clause 8.6 to New Shares include any interest in or rights to allotment of New Shares.

8.7
If either of the Joint Sponsors, HM Treasury or any other Indemnified Person is subject to Tax in respect of any sum payable under this Agreement, other than any fees or commission payable under clause 8.1, clause 8.2 or clause 8.3, or if any such sum is taken into account in computing the taxable profits or income of either of the Joint

Sponsors or HM Treasury or such other Indemnified Person, the sum payable shall be increased to such amount as will ensure that (after payment of such Tax, including, for the avoidance of doubt, any additional Tax payable as a result of such increase) the relevant Joint Sponsor or HM Treasury or the relevant Indemnified Person (as the case may be) retains a sum equal to the sum that it would have received and retained in the absence of such Tax.

8.8
All sums (including, for the avoidance of doubt, any fees or commission payable under clause 8.1, clause 8.2 or clause 8.3) payable by the Company (the "Payer") to HM Treasury, to the Joint Sponsors (or any of them) or to any other Indemnified Person (the "Payee") pursuant to this Agreement are expressed exclusive of any amount in respect of VAT which is chargeable on the supply or supplies for which such sums (or any part thereof) is or are the whole or part of the consideration for VAT purposes.  If any Payee makes (or is deemed for VAT purposes to make) any supply to the Payer pursuant to this Agreement and VAT is or becomes chargeable in respect of such supply, the Payer shall pay to the Payee (within 14 days of the receipt of a valid VAT invoice) an additional sum equal to the amount of such VAT.

8.9
In any case where the Company is obliged to pay a sum to HM Treasury, to the Joint Sponsors (or any one of them) or to any other Indemnified Person under this Agreement by way of indemnity, reimbursement, damages or compensation for or in respect of any fee, liability, cost, charge or expense (the "Relevant Cost"), the Company shall pay to HM Treasury, to the Joint Sponsors (or any one of them) or to any other Indemnified Person (as the case may be) at the same time an additional amount determined as follows:

(A)
if the Relevant Cost is for VAT purposes the consideration for a supply of goods or services made to HM Treasury, to the Joint Sponsors (or any one of them) or to any other Indemnified Person (including, for the avoidance of doubt, where such supply is made to HM Treasury, the Joint Sponsors (or any of them) or any other Indemnified Person acting as agent for the Company within the terms of section 47 VATA), such additional amount shall be equal to any input VAT which was incurred by HM Treasury, by any Joint Sponsor or by any other Indemnified Person (as the case may be) in respect of that supply and which it is not able to recover from the relevant Tax Authority; and

(B)
if the Relevant Cost is for VAT purposes a disbursement incurred by HM Treasury, any Joint Sponsor or any other Indemnified Person as agent on behalf of the Company and the relevant supply is made to the Company for VAT purposes, such additional amount shall be equal to any amount in respect of VAT which was paid in respect of the Relevant Cost by HM Treasury, by any Joint Sponsor or by any other Indemnified Person, and HM Treasury, the relevant Joint Sponsor or the relevant other Indemnified Person shall use reasonable endeavours to procure that the relevant third party issues a valid VAT invoice in respect of the Relevant Cost to the Company.

9.         COVENANTS

9.1	The Company shall comply in all material respects with the Companies Acts, FSMA, the Prospectus Rules, the Listing Rules, the DTRs and the Admission and Disclosure

Standards and all other applicable laws and regulations (including the rules of NFSA and the Euronext Rule Books), in each case insofar as they are relevant to the Placing and Open Offer (including, for the avoidance of doubt, the allotment and issue of the New Shares), the Preference Share Subscription, Admission or Preference Admission.

9.2
Except for the publication of the Issue Documents, the Company undertakes to HM Treasury and to the Joint Sponsors that, until the close of business on the sixtieth day after the Closing Date, it shall not, and will procure that each Group Company does not, publish, make or despatch a public announcement or communication concerning, or which is reasonably likely to be material in the context of, the Placing and Open Offer or the Preference Share Subscription:

(A)
where the announcement or communication is required by law, the FSA, the DTRs, the LSE, Euronext or under the Regulations or the rules, practices and procedures laid down by Euroclear, without prior consultation with HM Treasury and the Joint Sponsors (where legally permitted and practicable) and having due regard to all reasonable requests which HM Treasury or the Joint Sponsors may make; or

(B)
in any other case, without the prior consent of HM Treasury and the Joint Sponsors as to the content, timing and manner of the publication, making or despatch of the announcement or communication (such consent not to be unreasonably withheld).

9.3	Between the date of this Agreement and the close of business on the sixtieth day after the Closing Date, the Company undertakes to HM Treasury and to the Joint Sponsors that it shall:

(A)
not, and shall procure that each Group Company shall not, without the prior written consent of HM Treasury and the Joint Sponsors, take any steps (including, without limitation, making any public statement or issuing or publishing any material or document) which, in the opinion of HM Treasury or the Joint Sponsors (acting in good faith), would be materially inconsistent with any expression of policy or intention or statement contained in the Prospectus, subject in each case to applicable law and regulation (including the fiduciary duties of the Directors) (provided that where any Group Company considers itself, or the directors thereof consider themselves, bound by law or by regulation to take any such steps they shall consult with HM Treasury and the Joint Sponsors before doing so);

(B)
use, and shall procure that each Group Company uses, all reasonable endeavours to ensure that the Company or Group Company concerned consults with HM Treasury and the Joint Sponsors as early as reasonably practicable in advance of the entry into or variation (other than in the ordinary course of business) of any commitment, agreement or arrangement, or any Group Company placing itself in a position where it is obliged to announce that any commitment, agreement or arrangement may be entered into or varied which, in any case, is either material in the context of the Group or may involve an increase in the issued capital of a Group Company (other than an increase in the issued capital of a Group Company where all the capital is to be issued to another Group Company);

(C)
consult with HM Treasury and the Joint Sponsors as early as reasonably practicable in advance regarding any public statement or document which relates to the Group’s results, dividends or prospects, or to any acquisition, disposal, re-organisation, takeover, management development or any other significant matter (whether or not similar to the foregoing) and which it or any Group Company proposes to make or publish; and

(D)
consult with HM Treasury and the Joint Sponsors as early as reasonably practicable in advance with respect to any other information which may be required to be notified to a Regulatory Information Service in accordance with Chapter 2 of the DTRs.

9.4
The Company shall use all reasonable endeavours to procure that employees of the Company and its subsidiaries and advisers to and agents of the Company (other than Joint Sponsors and their respective Affiliates) and its subsidiaries observe the restrictions set out in clauses 9.2 and 9.3 as if they were parties thereto.

9.5
The Company shall not (without the prior written consent of HM Treasury) directly or indirectly, issue, offer, pledge, sell, contract to issue or sell, issue or sell any option or contract to purchase or subscribe, purchase any option or contract to sell or issue, grant any option, right or warrant to purchase, deposit into any depositary receipt facility or otherwise transfer or dispose of (or publicly announce any such issue, pledge, sale, grant, deposit, transfer or disposal of) any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly any of the economic consequences of the ownership of Ordinary Shares at any time before the expiry of the period of 60 days following Admission save in respect of the New Shares and any Ordinary Shares to be issued pursuant to the grant or exercise of options, awards or other rights to acquire Ordinary Shares pursuant to any employee share scheme or the grant of options or making of awards under the Group’s employee share incentive plans provided that this clause 9.5 shall not prevent the Company from doing any thing or executing any document which is conditional upon this Agreement lapsing, failing to become unconditional or being terminated.

9.6
The Company undertakes to make all such announcements concerning the Placing and Open Offer and the Preference Share Subscription as shall be necessary to comply with the Listing Rules, the DTRs, the Prospectus Rules, the Admission and Disclosure Standards and section 118, sections 118A to 118C inclusive and section 397 of the FSMA, and the NFSA or which any of the Joint Sponsors or HM Treasury otherwise reasonably considers to be necessary or desirable and any of the Joint Sponsors and HM Treasury shall be entitled to make any such announcement if the Company fails (in the opinion of HM Treasury or such Joint Sponsor acting in good faith) promptly to fulfil its obligations under this Clause 9.6.

9.7	The Company and the Joint Sponsors undertake to HM Treasury that they will, and the Company will procure that JerseyCo will, duly and punctually perform all of the obligations imposed on each of them respectively and JerseyCo pursuant and subject to the terms and conditions of the Subscription and Transfer Agreement.

9.8
The Company and the Joint Sponsors will procure that, once the Subscription and Transfer Agreement and the Option Agreement (and any side letters, cashflow or security arrangements related thereto) have been executed or, as the case may be, agreed, no amendments or waivers to, or discharges or releases of, the same shall be made or given without the prior consent of HM Treasury, such consent not to be unreasonably withheld.

9.9	The Company undertakes to provide:

(A)	publications, reports and other information with respect to the Company and its subsidiaries and affiliates and their businesses; and

(B)	access to the books and records and management and other employees of the Company and its subsidiaries and affiliates and their businesses,

as may be required in order to allow HM Treasury (including any agent or nominee of HM Treasury) to comply fully with all legal and regulatory and other requirements under the laws and regulations of any jurisdiction applicable to HM Treasury (and/or any such agent or nominee of HM Treasury) as a direct or indirect consequence of its shareholdings in the Company, including by acquisition of New Shares and Preference Shares.

9.10
The Company undertakes to HM Treasury that it shall, promptly after Admission, apply the proceeds of the issue of the New Shares in such manner, in such form and for such regulatory capital purposes as may be agreed with, HM Treasury, the Bank of England and the FSA.

9.11
The Company undertakes to HM Treasury to comply in full with all statements, conditions and undertakings which are set out in either the Press Announcement or Schedule 6. HM Treasury agrees to discuss with the Company the obligations contained in paragraphs 1.3, 1.4, 1.5, 3 and 4 of Schedule 6 and consult with the Company with a view to clarifying their scope.

9.12	The Company undertakes to HM Treasury that, until the date on which the Preference Shares are redeemed or repurchased in full, the Company shall not:

(A)
declare or pay any dividend or make any distribution (whether in cash or otherwise) on or in respect of the Ordinary Shares or set aside any sum to provide for payment of any such dividend or distribution (save that the foregoing restriction shall not apply to a capitalisation issue pursuant to which newly issued bonus shares are paid up out of undistributable reserves provided that, in the context of any such capitalisation issue, the Company emphasises that such a distribution would not be a cash distribution); or

(B)	redeem, purchase, cancel or otherwise acquire in any way any Ordinary Shares or effect a reduction of the Ordinary Share capital of the Company which involves a distribution to Ordinary Shareholders.

9.13
The Company undertakes to HM Treasury that it shall not issue any New Shares which are to be acquired by HM Treasury pursuant to this Agreement to any person referred to in section 67 or 70 of the Finance Act 1986 or section 93 or 96 of the Finance Act 1986 (such that stamp duty or SDRT would apply at the rate determined under any such section) unless HM Treasury requests that such New Shares are to be so issued.

10.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

10.1
The Company represents, warrants and undertakes to HM Treasury and to each of the Joint Sponsors that the representations, warranties and undertakings set out in Part I of Schedule 3 are true, accurate and not misleading as at the date of this Agreement.

10.2	The Company agrees with HM Treasury and with each of the Joint Sponsors that:

(A)
each statement set out in Parts I and II of Schedule 3 (except to the extent that such statements relate to the Preference Prospectus or any Supplementary Preference Prospectus) will be true and accurate and not misleading on the Posting Date, at such time as a Supplementary Prospectus shall be issued in accordance with this Agreement (whether before or after Admission), and at each Time of Sale, if any;

(B)	each statement set out in Parts I and II of Schedule 3 will be true and accurate and not misleading and immediately prior to Admission,

in each case by reference to the facts and circumstances then existing and will be treated as Warranties given and/or repeated on such dates.  Warranties shall be deemed to be repeated under this clause in relation to the relevant document, announcement or event on the basis that any reference in any such Warranty to something being done or something being the case in relation to such document, announcement or event which is expressed in the future tense shall be regarded as being expressed in the present tense.

10.3
The Company will notify HM Treasury and the Joint Sponsors immediately if it comes to the knowledge of the Company or any of the Directors that any of the Warranties was breached or untrue or inaccurate when made and/or that any of the Warranties is or would be breached or untrue or inaccurate if it were to be repeated by reference to the facts and circumstances or the knowledge, opinions, intentions or expectations of any of the Directors subsisting at any time up to immediately prior to Admission.  The Company will make reasonable enquiries to ascertain whether any of the Warranties was, or if so repeated would be, breached or untrue or inaccurate and as to whether a Specified Event has occurred.

10.4
If, at any time prior to Admission, HM Treasury and the Joint Sponsors shall receive a notice pursuant to clause 10.3 or otherwise become aware of any of the Warranties being or becoming or being likely (if repeated as referred to in clause 10.3) to become untrue or inaccurate, HM Treasury and the Joint Sponsors may (without prejudice to any other provision of this Agreement) require the Company, at its own expense, to make or procure the making of such announcement or announcements and/or despatch such communication to Ordinary Shareholders as HM Treasury and the Joint Sponsors shall, in their absolute discretion but after consultation with the Company, consider necessary.

10.5
The Warranties shall remain in full force and effect notwithstanding completion of the Placing and Open Offer and the Preference Share Subscription and all other matters and arrangements referred to in or contemplated by this Agreement and the Preference Share Subscription Agreement.

10.6
The Company will deliver to HM Treasury and the Joint Sponsors a certificate in the form set out in Part A of Schedule 1 prior to and with effect immediately before Admission and in the form set out in Part B of Schedule 1 prior to and with effect immediately before the issue of any Supplementary Prospectus or Supplementary Preference Prospectus and at each Time of Sale, if any.

10.7
The Company acknowledges that HM Treasury and the Joint Sponsors are entering into this Agreement in reliance on the Warranties and each such representation, warranty and undertaking shall not be limited by reference (express or implied) to the terms of any other representation, warranty or undertaking or any other provision of this Agreement.

10.8
For the purposes of this clause 10 and Schedule 3, references to the knowledge, awareness or belief of the Directors or the Company in respect of matters relating to the Group shall be read and construed as references to such knowledge, awareness or belief after due and careful enquiry.

10.9	The Company undertakes to HM Treasury and to the Joint Sponsors:

(A)	promptly to give notice to HM Treasury and to the Joint Sponsors of the occurrence of any Specified Event, which shall come to the knowledge of the Company prior to the earlier of:

(i)	this Agreement being terminated in accordance with its terms; and

(ii)	the date of allotment of the New Shares pursuant to clauses 4 and/or 6 (as appropriate) (whichever is later); and

(B)
not to cause and to use all reasonable endeavours not to permit, and to procure that each Group Company and the Directors do not cause and use all reasonable endeavours not to permit, any Specified Event to occur before the earlier of:

(i)	this Agreement being terminated in accordance with its terms; and

(ii)	the date of allotment of the New Shares pursuant to clauses 4 and/or 6 (as appropriate) (whichever is later),

provided that any breach of the covenant in this clause 10.9(B) will not give rise to a remedy in damages against the Company in respect of such breach in circumstances where this Agreement has been terminated pursuant to clause 13 as a result of a Specified Event.

10.10	For the purpose of clauses 10.9(A) and 10.9(B), each of the Warranties and the undertakings contained in this clause 10 shall take effect with the exclusion of any qualification contained therein with respect to the knowledge, information, awareness or belief of the Company or any of the Directors or any other person.

10.11	Each Joint Sponsor severally represents, warrants and undertakes to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

11.       INDEMNITIES

11.1
The Company agrees to fully and effectively indemnify and hold harmless each Indemnified Person on an after-Tax basis from and against any and all Losses or Claims, whatsoever, as incurred (and whether or not the relevant Loss or Claim is suffered or incurred or arises in respect of circumstances or events existing or occurring before, on or after the date of this Agreement and regardless of the jurisdiction in which such Loss or Claim is suffered or incurred) if such Losses or Claims, arise, directly or indirectly, out of, or are attributable to, or connected with, anything done or omitted to be done by any person (including by the relevant Indemnified Person) in connection with the Placing and Open Offer, the Preference Share Subscription, Admission, Preference Admission or the arrangements contemplated by the Issue Documents, the Preference Share Subscription Agreement or any of them (or any amendment or supplement to any of them), or this Agreement or any other agreement relating to the Placing and Open Offer (including, without limitation, the Subscription and Transfer Agreement and the Option Agreement) or the Preference Share Subscription, including but not limited to:

(A)
any and all Losses or Claims whatsoever, as incurred, arising out of the Issue Documents, or any of them (or any amendment or supplement to any of them) not containing or fairly presenting, or being alleged not to contain or not to fairly present, all information required to be contained therein, or arising out of any untrue or inaccurate statement or alleged untrue or inaccurate statement of a material fact contained in the Issue Documents, or any of them (or any amendment or supplement to any of them), or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein not misleading in any material respect, or any statement therein being or being alleged to be in any respect not based on reasonable grounds, in the light of the circumstances in which they were made; and/or

(B)
any and all Losses or Claims whatsoever, as incurred, arising out of any breach or alleged breach by the Company or JerseyCo of any of its obligations, including any of the Warranties, or the representations, covenants and undertakings set out in this Agreement or out of the arrangements contemplated by the Issue Documents or the Preference Share Subscription Agreement, or any of them (or any amendment or supplement to any of them) or this Agreement or any other agreement relating to the Placing and Open Offer (including, without limitation, the Subscription and Transfer Agreement and the Option Agreement) or the Preference Share Subscription; and/or

(C)
any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of the issue, publication or distribution of the Issue Documents, or any of them (or any amendment or supplement to any of them) and/or any other documents or materials relating to the applications for Admission or Preference Admission; and/or

(D)
any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of any failure or alleged failure by the Company or JerseyCo or any of the Directors or any of its or his agents, employees or advisers to comply with CA 1985, CA 2006, FSMA, the Listing Rules, the Prospectus Rules, the DTRs, the rules and regulations of the London Stock Exchange and the Admission and Disclosure Standards, the NFSA and the Euronext Rule Books or any other requirement or statute or regulation in any jurisdiction in relation to the applications for Admission or Preference Admission, the Placing and Open Offer, or the arrangements contemplated by the Issue Documents and the Preference Share Subscription Agreement (including, without limitation, the issue and allotment of the New Shares and the Preference Shares), or any of them (or any amendment or supplement to any of them), or this Agreement or any other agreement relating to the Placing and Open Offer (including, without limitation, the Subscription and Transfer Agreement and the Option Agreement) or the Preference Share Subscription; and/or

(E)	any and all Losses or Claims whatsoever, as incurred, suffered or incurred by such Indemnified Person:

(i)
as a person who has communicated or approved the contents of any financial promotion (other than the Issue Documents, or any of them, or any amendment or supplement to any of them) made in connection with the Placing and Open Offer or the Preference Share Subscription or the applications for Admission for the purpose of section 21 of FSMA;

(ii)	(in the case of each of the Joint Sponsors only) in their capacity as sponsor to the Company’s applications for Admission and as sponsor in relation to the publication of the Circular; or

(iii)
in connection with the performance of its obligations under the Subscription and Transfer Agreement or the Option Agreement or the arrangements contemplated or referred to therein (including, for the avoidance of doubt, any side letters, cashflow or security arrangements related thereto),

PROVIDED THAT, the indemnity contained in this clause 11.1 shall not apply to any Losses or Claims (i) in respect of HM Treasury (otherwise than in connection with the matters referred to in clauses 11.1(A), (B), (C), (D) and (E)) to the extent finally and judicially determined to have arisen as a result of the fraud, bad faith or wilful default of that HMT Indemnified Person; (ii) in respect of UBS and Merrill Lynch (otherwise than in connection with the matters referred to in clauses 11.1(A), (B), (C) and (D)) to the extent finally and judicially determined to have arisen as a result of the fraud, gross negligence, bad faith or wilful default of that UBS Indemnified Person or that Merrill Lynch Indemnified Person or (iii) if and to the extent arising out of a decline in market value of the New Shares suffered or incurred by HM Treasury as a result of it having been required to acquire New Shares pursuant to clause 6 or Preference Shares pursuant to the Preference Share Subscription Agreement, save to the extent such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) the neglect or default of the Company in relation to the content, publication, issue or distribution of the Issue Documents or any breach by the Company of any of its obligations under this Agreement, including any of the Warranties, representations, undertakings or covenants or under the Preference Share Subscription Agreement.  This clause 11.1 shall not apply to any Loss or Claim in respect of Tax which is covered by clauses 8.6, 8.7, 8.8 and 8.9 (or which would have been so covered but for any exclusion contained therein).

11.2	Each Indemnified Person shall and shall procure that its Indemnified Persons shall:

(A)
give notice as promptly as reasonably practicable to the Company of any action commenced against it after receipt of a written notice of any Claim or the commencement of any action, claim, suit, investigation or proceeding in respect of which a Claim for indemnification may be sought under this clause 11; and

(B)
as promptly as reasonably practicable notify the Company after any such action is formally commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim), and shall keep the Company informed of, and, to the extent reasonably practicable, consult with the Company in relation to, all material developments in respect thereof, but in each case, only insofar as may be consistent with the terms of any relevant insurance policy and provided (in each case) that to do so would not, in such Indemnified Person’s view (acting in good faith), be prejudicial to it (or to any Indemnified Person connected to it) or to any obligation of confidentiality or other legal or regulatory obligation which that Indemnified Person owes to any third party or to any regulatory request that has been made of it.  However, the failure to so notify the Company and keep the Company informed shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity set out in this clause 11.

11.3
Legal advisers for Indemnified Persons shall be selected by HM Treasury in respect of HMT Indemnified Persons, UBS in respect of UBS Indemnified Persons and Merrill Lynch in respect of Merrill Lynch Indemnified Persons. The Company may participate at its own expense in the defence of any action commenced against it provided however that legal advisers for the Company shall not (except with the consent of the relevant Indemnified Person) also be legal advisers for the Indemnified Person.

11.4
In no event shall the Company be liable for fees and expenses of more than one legal adviser (in addition to any local legal advisers) separate from its own legal advisers for all UBS Indemnified Persons and Merrill Lynch Indemnified Persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

11.5
The Company shall not, without the prior written consent of the relevant Indemnified Persons (acting in good faith), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this clause 11 or clause 12 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent:

(A)	includes an unconditional release of each Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim; and

(B)	does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

11.6
The Company will promptly notify HM Treasury and each of the Joint Sponsors of any limitation (whenever arising) on the extent to which the Company and/or any of its respective subsidiary undertakings, affiliates, or associates may claim against any third party or parties and/or of any waiver or release of any right of the Company to so claim (each a “Limitation”) in respect of anything which may arise, directly or indirectly, out of or is based upon or is in connection with the Placing and Open Offer, the Preference Share Subscription, Admission, Preference Admission or the subject matter of the obligations or services to be performed under this Agreement or in connection with the Placing and Open Offer, the Preference Share Subscription, by HM Treasury or by the Joint Sponsors or on its or their behalf.  Where any damage or loss is suffered by the Company for which any Indemnified Person would otherwise be jointly and severally liable with any third party or third parties to the Company, or any of its relevant subsidiary undertakings, affiliates, or associates, the extent to which such damage or loss will be recoverable from the Indemnified Person shall be limited so as to be in proportion to the contribution of the Indemnified Person to the overall fault for such damage or loss, as agreed between the parties, or, in the absence of agreement, as determined by a court of competent jurisdiction, but in any event, the Indemnified Person shall have no greater liability than if the Limitation did not apply.

11.7
The degree to which any Indemnified Person shall be entitled to rely on the work of any adviser to the Company or any other third party will be unaffected by any limitation (as defined in clause 11.6) which the Company may have agreed with any third party.

11.8	The provisions of this clause 11 will remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

12.       CONTRIBUTION

12.1
If and to the extent that the indemnification provided for in clause 11 is unavailable to or insufficient to hold harmless (to the extent specified in clause 11) an Indemnified Person in respect of any Loss or Claim referred to therein, then the Company, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss or Claim (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and HM Treasury or the Joint Sponsors on the other hand from the Placing and Open Offer or (ii) if the allocation provided by sub-clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in sub-clause (i) above but also the relative fault of the Company on the one hand and HM Treasury or the Joint Sponsors on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and HM Treasury on the other shall be deemed to be in the same respective proportions respectively as the total fees received by HM Treasury pursuant to this Agreement bear to the aggregate Issue Price. The relative benefits received by the Company on the one hand and the Joint Sponsors on the other shall be deemed to be in the same respective proportions respectively as the amount paid up on the Consideration Shares by the Joint Sponsors and the total fees received by the Joint Sponsors, as set forth in the Engagement Letters and not paid to Placees, bear to the aggregate Issue Price. The relative fault of the Company on the one hand and HM Treasury or the Joint Sponsors on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by HM Treasury or the Joint Sponsors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

12.2
Notwithstanding the provisions of this clause 12 neither HM Treasury nor the Joint Sponsors will be entitled to recover from the Company by way of contribution under clause 12.1 any amount in excess of the amount that the Company would have been liable to pay to HM Treasury or to the Joint Sponsors (as the case may be) had the indemnification provided for in the clause 11 been available to the extent provided in that clause in respect of the relevant Loss or Claim.

12.3
The parties hereto agree that it would not be just and equitable if contribution pursuant to this clause 12 were determined by pro rata allocation (even if HM Treasury and the Joint Sponsors were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in clause 12.1. The amount paid or payable by an Indemnified Person as a result of the Loss or Claim referred to in clause 12.1 shall be deemed to include, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

12.4
The indemnity and contribution agreements contained in this clause 12 are in addition to and shall not be construed to limit, affect or prejudice any liability which the Company may otherwise have to the Indemnified Persons referred to above or any other right or remedy in law or otherwise available to any Indemnified Person.

13.       TERMINATION

13.1	If following the date of this Agreement but before Admission it shall come to the notice of HM Treasury or either of the Joint Sponsors that:

(A)	any statement contained in the Issue Documents (or any amendment or supplement thereto) has become or been discovered to be untrue, inaccurate or misleading; or

(B)
matters have arisen or have been discovered which would, if any of the Issue Documents (or any amendment or supplement thereto) were to be issued at that time, constitute an omission therefrom and which would render any such

Issue Documents (or any amendment or supplement thereto) to be misleading; or

(C)
there has been a breach of any of the Warranties or of any other provision of this Agreement or of any representation, warranty or undertaking in or in terms of the Preference Share Subscription Agreement; or

(D)	there has been a breach by the Company or the Joint Sponsors or any other party thereto of any obligations under the Subscription and Transfer Agreement or Option Agreement; or

(E)	a Specified Event has occurred; or

(F)
the Company’s application to the UK Listing Authority for admission of the New Shares or the Preference Shares to the Official List and/or the Company’s application to the London Stock Exchange for admission to trading of the New Shares or the Preference Shares on the London Stock Exchange’s market for listed securities and/or the Company’s admission to Euronext for admission to listing and trading of the New Shares on the regulated market of Euronext is withdrawn by the Company and/or refused by the UK Listing Authority or London Stock Exchange or Euronext (as appropriate), which, in each case, is in HM Treasury’s or either of the Joint Sponsors’ sole judgement, material in the context of the Group and/or the context of the Placing and Open Offer or the Preference Share Subscription, Admission or Preference Admission, HM Treasury or such Joint Sponsor may forthwith give notice thereof to the Company in which case clause 13.3 shall apply.

13.2	If following the date of this Agreement but before Admission:

(A)	in the sole opinion of HM Treasury (acting in good faith) there shall have been any Material Adverse Effect, whether or not foreseeable at the date of this Agreement; or

(B)	any matter has arisen which would require the publication of a Supplementary Prospectus; or

(C)	there has been:

(i)	a change in national or international financial, political, economic or stock market conditions (primary or secondary);

(ii)	an incident of terrorism, outbreak or escalation of hostilities, war, declaration of martial law or any other calamity or crisis;

(iii)
a suspension or material limitation in trading of the securities of the Company by the London Stock Exchange or by Euronext on any exchange or over-the-counter market, or if trading generally on the New York Stock Exchange, the NASDAQ National Market, the London Stock Exchange or Euronext has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the SEC, the National Association of Securities Dealers, Inc. or any governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in the EEA; or

(iv)	a moratorium in commercial banking has been declared by the United States, the United Kingdom or a member state of the EEA,

as would in the opinion of HM Treasury, acting in good faith, be likely to materially prejudice the success of the Placing and Open Offer or dealings in the New Shares in the secondary market, then HM Treasury may give notice of any such matter to the Company in which case clause 13.3 shall apply.

13.3	Where this clause applies and:

(A)	notice has been given to the Company pursuant to clause 13.1 or 13.2 by HM Treasury, HM Treasury may in its sole discretion:

(i)
allow the Placing and Open Offer to proceed on the basis of the Issue Documents subject, if HM Treasury so requests, to (i) the publication of a Supplementary Prospectus or Supplementary Preference Prospectus pursuant to section 87G of FSMA (ii) the publication of a supplementary Circular and (iii) to any additional requirements of the Prospectus Rules or the FSA; or

(ii)
if it does not consider it to be necessary that the arrangements contemplated by this Agreement and by the Preference Share Subscription Agreement proceed to completion in order to maintain the financial stability of the United Kingdom, give notice to the Company and to the Joint Sponsors at any time prior to Admission to the effect that this Agreement shall terminate and cease to have effect; and/or

(B)	notice has been given to the Company pursuant to clause 13.1 by either of the Joint Sponsors, then clause 13.4 shall apply.

13.4
Where this clause applies, the Joint Sponsor that gave notice to the Company pursuant to clause 13.1 (the “Notifying Sponsor”) may, having consulted with HM Treasury and the UK Listing Authority, give notice to the Company and to HM Treasury terminating its appointment under this Agreement and all obligations of the Notifying Sponsor under this Agreement shall thereupon terminate and:

(A)
if an application for Admission and/or a declaration on production of a circular has been submitted to the FSA, the Notifying Sponsor shall notify the FSA of the termination of its appointment as sponsor in respect of the Placing and Open Offer and/or the publication of the Circular;

(B)	all references in this Agreement to the Joint Sponsors shall be deemed to be references to the Joint Sponsor that is not the Notifying Sponsor (if any);

(C)
in respect of the Notifying Sponsor, the Notifying Sponsor shall have no claim against any other party to this Agreement and no other party to this Agreement shall have any claim against the Notifying Sponsor, in each case for fees, costs, damages, compensation or otherwise except that:

(i)	such termination shall be without prejudice to any accrued rights or obligations under this Agreement; and

(ii)
the provisions of this clause 13.4 and clauses 1, 8, 9.1, 9.2, 9.3, 9.4, 9.6, 10, 11, 12, 14, 15, 16, 17, 18 and 19 shall remain in full force and effect and in particular the Company shall pay the commission and fees (to HM Treasury) and the costs and expenses as are payable in such circumstances under and in accordance with clause 8.1 and 8.2; and

(D)
the Company shall consult with HM Treasury and with any Joint Sponsor that is not the Notifying Sponsor to determine whether a further sponsor should be appointed in relation to the Placing and Open Offer and/or the publication of the Circular, as appropriate.

13.5
HM Treasury and the Joint Sponsors shall have no right to terminate this Agreement on or after Admission, without prejudice to any of the rights and remedies of HM Treasury and the Joint Sponsors in respect of any breach by the Company of its obligations under this Agreement.

13.6
In the event that this Agreement is terminated by HM Treasury pursuant to the provisions of this clause 13, no party to this Agreement will have any claim against any other party to this Agreement for fees, costs, damages, compensation or otherwise except that:

(A)	such termination shall be without prejudice to any accrued rights or obligations under this Agreement;

(B)	the Company shall pay the commissions, fees, costs and expenses as are payable in such circumstance under and in accordance with clause 8.1 and clause 8.2; and

(C)	the provisions of this clause 13.6 and clauses 1, 8, 9.1, 9.2, 9.3, 9.4, 9.6, 9.11, 10, 11, 12, 14, 15, 16, 17, 18 and 19 shall remain in full force and effect.

14.       EXCLUSIONS OF LIABILITY

14.1
Without prejudice to clause 14.2, no claim shall be made by the Company or any of its subsidiary undertakings, affiliates or associates or by HM Treasury, or any of the directors, officers or employees of any of them in any jurisdiction against any Indemnified Person to recover any Loss or Claim suffered or incurred by any person and which arises out of the carrying out by any Indemnified Person of obligations or services in connection with this Agreement, the Preference Share Subscription Agreement or any other agreements relating to the Placing and Open Offer or Preference Share Subscription, or in connection with the Placing and Open Offer or Preference Share Subscription itself except (otherwise than in connection with the matters set out in clauses 11 or 12 or otherwise than as a result of a payment made or an obligation or liability to make payment arising under clauses 11 or 12) to the extent only that the Loss or Claim is determined in a final judgement by a court of competent jurisdiction, in the case of a HMT Indemnified Person, to have resulted from the fraud, bad faith or wilful default of such HMT Indemnified Person and, in the case of a UBS Indemnified Person or a Merrill Lynch Indemnified Person, to have resulted from the fraud, bad faith, gross negligence or wilful default of that UBS Indemnified Person or Merrill Lynch Indemnified Person.

14.2
Notwithstanding any rights or claims which the Company or any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them may have or assert against the Joint Sponsors in connection with this Agreement, the Placing and Open Offer, or any of the other arrangements contemplated by the Issue Documents, or any of them, or this Agreement, no claim will be brought by the Company or by any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them against any director or any other officer and/or employee of any Indemnified Person in respect of any conduct, action or omission by the individual concerned in connection with this Agreement or the Placing and Open Offer, or any of the other arrangements contemplated by the Issue Documents, or any of them, or this Agreement.

15.       MISCELLANEOUS

15.1
For the avoidance of doubt, the Company acknowledges and agrees that it is responsible for its own due diligence carried out in relation to the Placing and Open Offer and the Preference Subscription and that neither HM Treasury nor any of the Joint Sponsors shall be responsible to the Company or any Director for any due diligence of the Company in relation thereto unless it or they have agreed in writing to take specific responsibility for such due diligence.

15.2
The Company agrees that for the purpose of the Placing and Open Offer (including for the purposes of seeking Placees for the New Shares) and the Preference Share Subscription and of obtaining Admission and Preference Admission, neither HM Treasury nor any of the Joint Sponsors shall be responsible for the provision of or obtaining advice as to the requirements of any applicable laws or regulations of any jurisdictions nor shall any such person be responsible where it or the Company has acted in the absence of such advice or in reliance on any advice obtained by the Company in respect thereof.

16.       GENERAL

16.1
Any liability to any party under this Agreement may in whole or in part be released, compounded or compromised and time or indulgence may be given by any party in its absolute discretion as regards any other person under such liability without in any way prejudicing or affecting the first party’s rights against such other person under the same or a similar liability, whether joint and several or otherwise. For the avoidance of doubt, any reference in this Agreement to the agreement or consent of, or any notice or waiver by, HM Treasury or the Joint Sponsors shall be construed as the agreement or consent of, or any notice or waiver by (as the case may be), HM Treasury and each of the Joint Sponsors, except where expressly provided to the contrary.

16.2
No failure of any party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right. The rights provided in this Agreement are cumulative and not exclusive of any other rights (whether provided by law or otherwise). Any express waiver of any breach of this Agreement shall not be deemed a waiver of any subsequent breach.

16.3
Each of the parties hereto acknowledges that the Warranties given by the Company and the indemnity contained in clause 11 are, subject as provided in clause 16.12, given to HM Treasury, the Joint Sponsors and the Indemnified Persons (as the case may be), for themselves and not to them as agent of, trustee for or otherwise for the benefit of any other person including (without limitation) any person who may subscribe or purchase any of the New Shares.

16.4
Time shall be of the essence of this Agreement, both as regards any dates, times or periods mentioned and as regards any dates, times or periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

16.5
This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

16.6
This Agreement, together with the Preference Share Subscription Agreement (in the case of the Company and HM Treasury, only) and together with the Engagement Letters (in the case of the Company and the Joint Sponsors, only), constitutes the whole agreement and understanding between the parties in relation to the Placing and Open Offer.  All previous agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the parties or any of them with any bearing on the Placing and Open Offer are superseded and extinguished (and all rights and liabilities arising by reason of them, whether accrued or not at the date of this Agreement, are cancelled) to the extent they have such a bearing.  In the event of any conflict between the terms of the Engagement Letters and this Agreement, this Agreement shall (as between the parties to the Engagement Letters) prevail.

16.7	No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

16.8
At any time after the date of this Agreement the Company and the Joint Sponsors shall, and shall use all reasonable endeavours to procure that any necessary third party shall, at the cost of that party execute such documents and do such acts and things as the party may reasonably require for the purpose of giving full effect to all the provisions of this Agreement by which it is bound.

16.9
If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

16.10
All payments by the Company under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of Tax, unless required by law.  If any Tax is required by law to be deducted or withheld from or in connection with any such payment, the Company will:

(A)	promptly upon becoming aware thereof, notify HM Treasury and the Joint Sponsors thereof;

(B)	make that deduction or withholding and any payment of Tax required in connection with that deduction or withholding within the time allowed and in the minimum amount required by law;

(C)
deliver to the payee such receipts, statements or other documents as the payee may reasonably request by way of evidence that the deduction or withholding has been made and any appropriate payment of Tax made to the relevant Tax Authority; and

(D)
increase the amount payable so that the amount received by the payee (after such deduction or withholding, including for the avoidance of doubt any additional deduction or withholding required as a result of such increase) is equal to the amount which the payee would have received if no such deduction or withholding had been made.

16.11
If the Company makes an increased payment to HM Treasury, any Joint Sponsor or any other Indemnified Person in accordance with clause 8.7 or 16.10 and HM Treasury, the relevant Joint Sponsor or such other Indemnified Person (as the case may be) determines in good faith that it has obtained, utilised and retained a relief from Tax or a refund of Tax which is attributable to such increased payment made by the Company, then HM Treasury, the relevant Joint Sponsor or such other Indemnified Person (as the case may be) shall reimburse to the Company as soon as reasonably practicable an amount equal to such proportion of the Tax so saved or refunded as will leave HM Treasury, the relevant Joint Sponsor or the relevant other Indemnified Person (as the case may be), after such reimbursement, in the same after-Tax position (having regard to the time value of money) that it would have been in if the circumstances giving rise to such additional payment had not arisen.  For the avoidance of doubt, nothing in this Agreement shall require HM Treasury, a Joint Sponsor or any other Indemnified Person to disclose any information in relation to its Tax affairs to the Company or any person acting for or on behalf of the Company.

16.12
Each Indemnified Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 (which shall apply to this Agreement only to the extent provided in this clause 16.12) to enforce its rights against the Company under clause 11, clause 12, this clause 16 or clause 19.3, provided that HM Treasury will have the sole conduct of any action to enforce such rights on behalf of the HMT Indemnified Persons, UBS will have the sole conduct of any action to enforce such rights on behalf of the UBS Indemnified Persons and Merrill Lynch will have the sole conduct of any action to enforce such rights on behalf of the Merrill Lynch Indemnified Persons.  Except as provided above and as provided in clause 5.10, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.  HM Treasury, the Joint Sponsors and the Company may agree to terminate this Agreement or vary any of its terms without the consent of any Indemnified Person or any other third party. Neither HM Treasury nor the Joint Sponsors will have any responsibility to any Indemnified Person under or as a result of this Agreement.

17.       ASSIGNMENT OR NOVATION

17.1
Subject to clause 17.2, HM Treasury shall be permitted to novate its rights and obligations under this Agreement (including any obligation to acquire New Shares), to any entity which is wholly owned, directly or indirectly, by HM Treasury (a “Wholly Owned Entity”) and each of the Company, UBS and Merrill Lynch agrees to consent to, and to execute and deliver all such documentation as may be necessary to effect, any such novation provided that such novation is effected on substantially the same terms as are contained in the pro forma novation agreement set out in Schedule 4 to this Agreement.

17.2
In the event that HM Treasury novates its rights and obligations under this Agreement pursuant to clause 17.1, HM Treasury shall procure that, immediately prior to any such Wholly Owned Entity ceasing to be wholly-owned directly or indirectly by HM Treasury, such rights and obligations under this Agreement shall be novated to HM Treasury or any other Wholly Owned Entity.

17.3
Subject to clause 17.1, no party to this Agreement shall be permitted to assign or novate, or purport to assign or novate, all or any part of the benefit of, or its rights or benefits under, this Agreement to any other person without the prior written consent of each other party.

18.       NOTICES

18.1	Any notice, claim, demand or other communication in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent:

(A)	in the case of the Company to:

RBS Gogarburn
Edinburgh
EH12 1HQ

Fax: 0131 626 2997

Attention: Group General Counsel

(B)	in the case of the Joint Sponsors to:

(i)	UBS Limited
1 Finsbury Avenue,
London EC2M 2PP

Fax: +44 20 7567 4127

Attention: Equity Capital Markets

and

(ii)	Merrill Lynch International

2 King Edward Street,
London EC1A 1HQ

Fax: +44 20 7995 2516

Attention: ECM Syndicate Desk

(C)	in the case of HM Treasury to:

1 Horse Guards Road
London SW1A 2HQ

Fax: 020 7270 7562

Attention: Jeremy Pocklington (Team Leader of Corporate and Private Finance).

18.2
Any such notice or other communication shall be delivered by hand or sent by fax or pre-paid first class post.  In the absence of evidence of earlier receipt, a notice or other communication is deemed given: (i) if delivered by hand, when left at the address referred to in clause 18.1; (ii) if sent by fax, when confirmation of its transmission has been recorded on the sender's fax machine; and (iii) if sent by post, 48 hours from the time of posting.

18.3
Any notice given by HM Treasury or by a Joint Sponsor under clause 13.1 or 13.2 may also be given to the Company’s representative referred to in clause 18.1 or to any Director by any director or other authorised representative of HM Treasury or the Joint Sponsors either personally or by telephone (to be confirmed immediately in writing) and shall have immediate effect.

18.4
Any party may notify the other party to this Agreement of a change of its name, relevant addressee, address or fax number for the purposes of clause 18.1 provided that such notification shall only be effective on:

(A)	the date specified in the notification as the date on which the change is to take place; or

(B)
if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

19.       GOVERNING LAW AND SUBMISSION TO JURISDICTION

19.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

19.2
Subject to clause 19.3, the courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes (including claims for set-off and counterclaims), which may arise out of or in connection with this Agreement

(respectively, "Proceedings" and "Disputes") and, for these purposes, the Company and the Joint Sponsors irrevocably submit to the jurisdiction of the courts of England.

19.3
Notwithstanding the provisions of clause 19.2, in the event that any Indemnified Person becomes subject to proceedings brought by a third party (the "Foreign Proceedings") in the courts of any country other than England (including, without prejudice to the generality of the foregoing, in any court of competent jurisdiction in the United States) (the "Foreign Jurisdiction"), such Indemnified Person shall be entitled, without objection by the Company, to take such steps as are available in the Foreign Jurisdiction, in the circumstances of the Foreign Proceedings, including (if reasonably necessary) the issuing of separate proceedings, to ensure that any issues between any such Indemnified Person and the Company are determined in the Foreign Jurisdiction as part of, or as closely connected (as the procedure of the Foreign Jurisdiction will permit) with, the Foreign Proceedings and the Company hereby submits to the jurisdiction of the Foreign Jurisdiction for this purpose.

19.4	The Company and the Joint Sponsors irrevocably waive any objection to the jurisdiction of any courts referred to in this clause 19.

19.5
The Company and the Joint Sponsors irrevocably agree that a judgment and/or order of any court referred to in this clause 19 based on any matter arising out of or in connection with this Agreement (including but not limited to the enforcement of any indemnity) shall be conclusive and binding on it and may be enforced against it in any other jurisdiction, whether or not (subject to due process having been served on it) it participates in the relevant proceedings.

19.6
The Company agrees to appoint an agent for service of process in any Foreign Jurisdiction other than England in which any other party is subject to legal suit, action or proceedings based on or arising under this Agreement within 14 days of receiving written notice of such legal suit, action or proceedings and the request to appoint such agent for service.  In the event that the Company does not appoint such an agent within 14 days of the notice requesting it to so, such other party may appoint a commercial agent for service for the Company on the Company's behalf and at the Company's expense and the Company agrees that subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon the Company.

19.7
Process by which any Proceedings are begun in England may be served on a party by being delivered in accordance with clause 18.  Nothing contained in this clause 19.7 affects the right to serve process in another manner permitted by law.

SCHEDULE 1
CERTIFICATES TO BE DELIVERED

Part A
Certificate to be delivered pursuant to clause 10.6 prior to and with effect immediately before Admission

[Company Letterhead]

To:	The Commissioners of Her Majesty’s Treasury
1 Horse Guards Road
London SW1A 2HQ

Attention of: Jeremy Pocklington (Team Leader of Corporate and Private Finance)

UBS Limited
1 Finsbury Avenue
London  EC2M 2PP

Attention of: Equity Capital Markets

Merrill Lynch International
2 King Edward Street
London  EC1A 1HQ

Attention of: ECM Syndicate Desk

[date]

Dear Sirs

Proposed Placing and Open Offer of 22,900,763,359 Ordinary Shares of 25 pence each (the "Placing and Open Offer")

Further to the placing and open offer agreement between us effective as of 13 October 2008 (the "Agreement"), we confirm that:

(a)	the FSA has agreed to admit the New Shares and the Preference Shares to the Official List subject only to the making of an announcement in accordance with paragraph 3.2.7G of the Listing Rules;

(b)
the LSE has agreed to admit the New Shares and the Preference Shares to trading on the LSE subject only to the making of an announcement in accordance with paragraph 2.1 of the Admission and Disclosure Standards;

(c)	Euronext has agreed to admit the New Shares to the regulated market of Euronext;

(d)
it has not come to the notice of any Director that there is any fact or circumstance which constitutes a breach of any of the Warranties given under the Agreement or which has caused or would or might cause any of the Warranties given pursuant to the Agreement to become untrue, inaccurate or misleading by reference to the facts or circumstances existing at 8.00 a.m. on [—];

(e)        it has not come to the notice of any Director that a Material Adverse Effect has occurred;

(f)	it has not come to the notice of any Director that any other event has occurred that would entitle HM Treasury to terminate the Agreement;

(g)	the Resolutions have been passed without amendment at the GM;

(h)	it has not come to the notice of any Director that the Company is in breach of any of its obligations under the Agreement; and

(i)
insofar as the Directors are aware (subject only to the giving of this letter and excluding any conditions set out in clause 2.1 of the Agreement the satisfaction of which has been waived by HM Treasury pursuant to clause 2.5 of the Agreement or by the Company pursuant to clause 2.6 of the Agreement or which is treated as waived pursuant to clause 2.7 of the Agreement) the conditions set out in clause 2.1 of the Agreement (other than conditions 2.1(BB) and 2.1(CC)) have all been fulfilled.

For the purpose of this letter, where in a representation, warranty or undertaking there is an express or implied reference to the "date of this Agreement", that reference is to be construed as a reference to "immediately prior to Admission".

Yours faithfully

Director

for and on behalf of
The Royal Bank of Scotland Group plc

Part B

Certificate to be delivered pursuant to clause 10.6 prior to and with effect immediately before the issue of any Supplementary Prospectus or
Supplementary Preference Prospectus and at each Time of Sale, if any

To:       The Commissioners of Her Majesty’s Treasury
1 Horse Guards Road
London SW1A 2HQ

Attention of: Jeremy Pocklington (Team Leader of Corporate and Private Finance)

UBS Limited
1 Finsbury Avenue
London EC2M 2PP

Attention of: Equity Capital Markets

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ

Attention of: ECM Syndicate Desk

[date]

Dear Sirs

Proposed Placing and Open Offer of 22,900,763,359 ordinary shares of 25 pence each (the "Placing and Open Offer")

Further to the placing and open offer agreement between us effective as of 13 October 2008 (the "Agreement"), we confirm that:

(a)
it has not come to the notice of any Director that there is any fact or circumstance which constitutes a breach of any of the Warranties given under the Agreement or which has caused or would or might cause a Warranty to become untrue, inaccurate or misleading by reference to the facts or circumstances existing at 8.00 a.m. on [•]; and

(b)	it has not come to the notice of any Director that the Company is in breach of any of its obligations under the Agreement;

(c)	it has not come to the notice of any Director that a Material Adverse Effect has occurred; and

(d)	it has not come to the notice of any Director that any other event has occurred that would entitle HM Treasury to terminate the Agreement.

For the purpose of this letter, where in a representation, warranty or undertaking there is an express or implied reference to the "date of this Agreement", that reference is to be construed as a reference to "immediately prior to [—]”.

Yours faithfully

Director
for and on behalf of
The Royal Bank of Scotland Group plc

SCHEDULE 2
DOCUMENTS TO BE DELIVERED

Part I
Documents to be delivered prior to or on execution of this Agreement

The following documents are to be delivered by the Company to HM Treasury and to the Joint Sponsors at execution of this Agreement:

1.
a certified copy of an extract of the minutes of a meeting of the Board at which it was approved and authorised (or of the duly authorised committee of such Board), or of a resolution of the Board (or of the duly authorised committee of such Board) approving and authorising, the issue and/or execution of this Agreement and, the Press Announcement (and, if the said resolution is of such a committee, a certified copy of the resolution of the Board appointing such committee);

2.         three certified copies of the Press Announcement.

Part II
Documents to be delivered on the Posting Date under clause 3.17

The following documents are to be delivered by the Company to the Joint Sponsors and to HM Treasury on the Posting Date as referred to in clause 3.17 and, where reasonably requested, the date of publication of each Supplementary Prospectus:

1.         copies of the signed applications for admission to the Official List of the New Shares;

2.	copies of the signed applications for admission to trading of the New Shares on the London Stock Exchange;

3.
a copy of the passporting statement for the Prospectus issued by the UK Listing Authority to the Netherlands Authority for Financial Markets, the AMF in France, the BaFIN in Germany and the CMNV in Spain;

4.	a completed ‘Form A’, to be submitted to the FSA in accordance with paragraph 3.1.1(1) of the Prospectus Rules for approval of a prospectus in accordance with Part VI of the FSMA;

5.
a copy of the Prospectus bearing evidence of the formal approval of the FSA pursuant to the Listing Rules and a copy of the Circular bearing evidence of the formal approval of the FSA pursuant to the Listing Rules;

6.
two original letters in a form acceptable to the Joint Sponsors, acting reasonably, duly signed by the Company’s counsel in relation to paragraphs 8.3.4, 8.4.12 and 8.4.13 of the UK Listing Rules and dated the Posting Date;

7.
two original letters in a form acceptable to the Joint Sponsors, acting reasonably, duly signed by the Company in relation to paragraphs 8.3.4, 8.4.12 and 8.4.13 of the UK Listing Rules and dated the Posting Date;

8.
two original letters in a form acceptable to the Joint Sponsors, acting reasonably, duly signed by the Auditors in relation to paragraphs 8.4.12(1) and 8.4.13(3) of the UK Listing Rules and dated the Posting Date;

9.
two original letters in a form acceptable to the Joint Sponsors, acting reasonably, duly signed by the Company’s counsel in relation to paragraphs 8.4.8 and 8.4.9 of the UK Listing Rules and dated the Posting Date;

10.
two original letters in a form acceptable to the Joint Sponsors, acting reasonably, duly signed by the Company in relation to paragraphs 8.4.8 and 8.4.9 of the UK Listing Rules and dated the Posting Date;

11.
two original letters in a form acceptable to the Joint Sponsors, acting reasonably, duly signed by the Company’s auditors in relation to paragraphs 8.4.8(1), 8.4.8(2) and 8.4.9(3) of the UK Listing Rules and dated the Posting Date;

12.	two original letters in a form acceptable to the Joint Sponsors, acting reasonably, signed by each of the Directors authorising the publication of the Prospectus and the Circular,

accepting responsibility for information contained in the Prospectus, the Circular and any Supplementary Prospectus and acknowledging their understanding of their responsibilities under the UK Listing Rules and the Disclosure Rules in accordance with paragraph 8.3.4 of the UK Listing Rules;

13.
the Verification Materials prepared in connection with the Press Announcement, the Circular and the Prospectus signed by or on behalf of each person to whom responsibility is therein assigned and copies of all evidence supporting answers in the notes;

14.
a certified copy of the resolution of the Board of Directors (or of the duly authorised Committee of such Board) approving and authorising the issue of the Prospectus, the Circular, the Application Form and the Form of Proxy (and if the said resolution is of such a Committee, a certified copy of the resolution of the Board of Directors appointing such Committee);

15.	an original copy of any pro forma financial information report incorporated in the Prospectus duly signed by the Company’s auditors and dated the Posting Date;

16.	an original copy of any pro forma financial information report (as incorporated in the Circular) duly signed by the Company’s auditors and dated the Posting Date;

17.	a certified copy of each of the other documents stated in the Prospectus and the Circular as being available for inspection;

18.	an original copy of the letter in acceptable to the Joint Sponsors, acting reasonably, duly signed by the Auditors and dated the Posting Date:

(a)
providing comfort on there being no significant change in the financial and trading position (including indebtedness) of the Group and confirming the proper and accurate extraction of financial information contained in the Prospectus and the Circular; and

(b)	to the extent relevant, giving consent to the inclusion in the Circular and the Prospectus of their respective reports and letters in the form and context in which they are respectively included;

19.
original copies of letters in a form acceptable to the Joint Sponsors, acting reasonably, duly signed by the Company’s auditors and dated the same date as the Prospectus on the matters contemplated in the U.S. Statement of Auditing Standards No. 72 (including a “SAS 72 lookalike” letter) with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Prospectus;

20.
an original copy of the letter in a form acceptable to the Joint Sponsors, acting reasonably, duly signed by the Company and dated the Posting Date providing comfort on there being no significant change in the financial and trading position (including indebtedness) of the Group since 31 December 2007;

21.	a written English opinion in a form acceptable to the Joint Sponsors and to HM Treasury, acting reasonably, from Linklaters LLP (as English counsel for the Company):

22.
a rule 10b-5 disclosure letter and tax disclosure, Investment Company Act and no-registration opinion in a form acceptable to the Joint Sponsors and to HM Treasury, acting reasonably, from Linklaters LLP (as U.S. counsel for the Company) and a rule 10b-5 disclosure letter and no-registration opinion from Freshfields Buckhaus Deringer LLP (as US Counsel for the Joint Sponsors) in a form acceptable to the Joint Sponsors and to HM Treasury, acting reasonably;

23.	original copies of the Subscription and Transfer Agreement and the Option Agreement duly executed by the Company and JerseyCo;

24.	certified copies of any power of attorney pursuant to which any Director signed any of the documents mentioned above in a form acceptable to the Joint Sponsors, acting reasonably;

25.
a certified copy of a memorandum to the Directors from Linklaters LLP in connection with the Placing and Open Offer explaining the nature of their responsibilities and obligations as directors of a listed company under the Listing Rules and DTRs in a form acceptable to the Joint Sponsors, acting reasonably;

26.	the Working Capital Report relating to the Group duly signed by the Auditors in a form acceptable to the Joint Sponsors, acting reasonably, and dated the Posting Date;

27.
a letter to the Joint Sponsors dated the Posting Date from the Auditors relating to the said Working Capital Report, the financial information contained in the Circular and the Prospectus and any current trading statements in the Circular and the Prospectus, in a form acceptable to the Joint Sponsors, acting reasonably;

28.	a letter to the Joint Sponsors from the Company relating to the adequacy of the Group’s working capital in a form acceptable to the Joint Sponsors, acting reasonably, and dated the Posting Date;

29.	a certified copy of the resolution of the board of directors of JerseyCo approving and authorising the execution of the Subscription and Transfer Agreements and the Option Agreement;

30.
a letter from the Auditors addressed to the Company in a form acceptable to HM Treasury and the Joint Sponsors, acting reasonably, confirming the effect on the distributable reserves of the Company of implementing the Placing and Open Offer, such letter to expressly state that a copy of such letter may be provided to HM Treasury and to the Joint Sponsors on a no reliance basis;

31.	a certified copy of any registrar’s agreement entered into by the Company with the Registrar in relation to the Placing and Open Offer and of the Receiving Agent Agreement;

32.       three certified copies of the press release relating to the posting of the Prospectus;

33.       a certified copy of the Memorandum and Articles of Association of the Company;

34.
a written Scottish opinion in a form acceptable to the Joint Sponsors and to HM Treasury, acting reasonably, from Dundas & Wilson CS LLP (as Scottish counsel for the Company) to the extent reasonably required;

35.	a written Jersey opinion, in a form acceptable to the Joint Sponsors, acting reasonably, from Jersey counsel to the Company to the extent reasonably required;

36.	such other documents as may be reasonably required by HM Treasury and/or the Joint Sponsors.

PART III
Documents to be delivered immediately prior to Admission
and at each Time of Sale, if any

The following documents are to be delivered by the Company to HM Treasury and to the Joint Sponsors not later than 5.00 p.m. on the Dealing Day immediately preceding the proposed date of Admission or Time of Sale, if any (where indicated):

1.         a certified copy of the Resolutions;

2.
a certified copy of the resolution of the Board (or of the duly authorised committee of the Board) provisionally allotting the New Shares (and, if the said resolution is of such a committee, a certified copy of the resolution of the Board appointing such committee (if not previously delivered to the HM Treasury and the Joint Sponsors));

3.
a certified copy of the resolution of the Board of Directors (or of the duly authorised committee of the Board) allotting the Preference Shares in terms of the Preference Share Subscription Agreement (and, if the said resolution is of such a committee, a certified copy of the resolution of the Board appointing such committee (if not previously delivered to HM Treasury and to the Joint Sponsors));

4.
a letter addressed to HM Treasury and to the Joint Sponsors in the form set out in Part A of Schedule 1 dated as of the date of Admission (such letter also to be delivered at each Time of Sale, if any);

5.
updating versions of the letters referred to in paragraphs 8, 9, 10, 18, 19, 20, 21, 22 and 36 of Part II of this Schedule 2 to the extent in each case such letters related to the Prospectus and written opinions in the form previously provided to HM Treasury and the Joint Sponsors from Linklaters LLP, from Freshfields Bruckhaus Deringer LLP, from Dundas & Wilson CS LLP and from Jersey counsel to the Company, all dated the date of Admission (and, in the case of the items referred to in paragraph 22, also referencing each Time of Sale, if any);

6.	as of each Time of Sale, if any, “bring down” letters with respect to the matters referred to in paragraphs 18 and 19 of Part II of this Schedule; and

7.	such other documents as may be reasonably required by HM Treasury and/or the Joint Sponsors.

Note:  It is agreed that, other than in respect of the Linklaters opinion, the parties will discuss (acting reasonably) the extent, to which it is necessary and customary to update all of the documents referred to in paragraph 5.

PART IV
Documents to be delivered on Preference Admission

The following documents are to be delivered by the Company to HM Treasury not later than 5.00 pm on the Dealing Day immediately preceding the proposed date of Preference Admission:

1	a certified copy of the signed application for admission to the Official List of the Preference Shares (certified by a Director or the Secretary of the Company);

2	a certified copy of the signed applications for admission to trading of the Preference Shares issued by the London Stock Exchange (certified by a Director or the Secretary of the Company);

3	a certified copy of the CREST enablement letter confirming that the conditions for admission of the Preference Shares to CREST are satisfied (certified by a Director or the Secretary of the Company);

4	a copy of the Preference Prospectus and any Supplementary Preference Prospectus bearing evidence of the formal approval of the FSA pursuant to the Listing Rules;

5	a copy of the Preference Prospectus and any Supplementary Preference Prospectus signed by each of the Directors (or by their agents or attorneys);

6
two original letters in a form acceptable to HM Treasury, acting reasonably, signed by each of the Directors authorising the publication of the Preference Prospectus, and any Supplementary Preference Prospectus;

7	the due diligence questionnaire prepared in connection with the Preference Prospectus;

8
a certified copy of the resolution of the Board of Directors (or of the duly authorised committee of such Board) approving and authorising the issue of the Preference Prospectus (and if the said resolution is of such a committee, a copy of the resolution of the Board of Directors appointing such committee) (in each case, certified by a Director or the Secretary of the Company);

9
a certified copy of any ordinary or special resolutions of the Company in general meeting authorising the Directors under section 80 of the Companies Act to allot the Preference Shares (certified by a Director or the Secretary of the Company);

10	a certified copy of each of the documents stated in the Preference Prospectus as being available for inspection (certified by a Director or the Secretary of the Company);

11
a written opinion in a form acceptable to HM Treasury, acting reasonably, from Linklaters LLP (as English counsel for the Company) and from Dundas & Wilson CS LLP (as Scottish counsel for the Company); and

12.	such other documents as may be reasonably required by HM Treasury and/or the Joint Sponsors.

SCHEDULE 3
WARRANTIES

PART I

Representations, warranties and undertakings given on the date of this Agreement, on the Posting Date, at each Time of Sale, if any, at the date of publication of any
Supplementary Prospectus and immediately prior to Admission

1.         Compliance

1.1
Each Group Company and JerseyCo has been duly incorporated and is validly existing as a company with limited liability under the laws of the country of its incorporation with full corporate power and authority to own, lease and operate the properties which it owns, leases and operates and to own its other assets and carry on its business as presently carried on and as intended to be carried on as described in the Prospectus, when published.

1.2
All licences, permissions, authorisations and consents which are material for carrying on the business of the Group have been obtained and are in full force and effect and, so far as the Company is aware, there are no circumstances which might lead to any of such licences, permissions, authorisations and consents being revoked, suspended, varied or refused renewal to an extent which would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for the Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

1.3
All sums due in respect of the issued share capital of the Company at the date of this Agreement have been paid to and received by the Company.  No owner or holder of any of the share capital of the Company shall, with effect from Admission, have any right, in his capacity as such, in relation to the Group other than as set out in the memorandum and articles of association of the Company.

1.4	The Company is the beneficial owner free from all Adverse Interests of the shares it holds in each Material Subsidiary.

1.5
The Company and the Directors have at all times complied with the provisions of the Company’s memorandum and articles of association and the Companies Acts and, subject to the passing of the Resolutions, have or will have the right, power and authority under the memorandum and articles of association of the Company, or pursuant to resolution passed in general meeting, to enter into and perform this Agreement (including, without limitation, the power to pay commissions, fees, costs and expenses provided for in this Agreement) and the Preference Share Subscription Agreement, to make the Placing and Open Offer, to allot and issue the New Shares in certificated and uncertificated form and the Preference Shares in certificated form, to issue the Issue Documents in the manner proposed without any sanction or consent by members of the Company or any class of them and, subject to Admission and Preference Admission, there are no other consents, authorisations or approvals required by the Company in connection with the entering into and the performance of this Agreement, the Subscription and Transfer Agreement, the Option Agreement or the

Preference Share Subscription Agreement and the actions referred to in this paragraph 1.5 which have not been irrevocably and unconditionally obtained.  The Company’s existing Ordinary Shares are participating securities in, and have not been suspended from, CREST.

1.6
The allotment and issue of the New Shares and the Preference Shares, the Placing and Open Offer, the issue and distribution of the Issue Documents and any other document by or on behalf of the Company in connection with Admission, the Placing and Open Offer or the allotment and issue of the Preference Shares will comply in all material respects with all agreements to which any Group Company is a party or by which any such Group Company is bound and will comply with: (a) all applicable laws and regulations of the United Kingdom (including, without limitation, the Companies Acts, FSMA, the Listing Rules, the Prospectus Rules, the DTRs and the Admission and Disclosure Standards) and all applicable United States and Dutch laws and regulations (including without limitation the NFSA and the rules and regulations of Euronext) and (in all material respects) with, all applicable laws and regulations of any relevant jurisdiction; (b) the memorandum and articles of association of the Company; and (c) when published, the Working Capital Report; and will not exceed or infringe any restrictions or the terms of any contract, indenture, security, obligation, commitment or arrangement by or binding upon the board of directors of any Group Company or their respective properties, revenues or assets or result in the implementation of any right of pre emption or any other material provision thereof, or result in the imposition or variation of any material rights or obligations of any Group Company.

1.7       The statement set out in clause 2.1(L) is true and accurate and not misleading.

1.8	The New Shares will, upon allotment, be free from all Adverse Interests and will rank pari passu in all respects with the existing issued shares in the issued share capital of the Company.

1.9
The Preference Shares will, upon allotment be free from all Adverse Interests and will have the rights and be subject to the restrictions as set out in Article 4(C) of the Company’s articles of association and in Schedule 1 of the Preference Share Subscription Agreement.

1.10	The Company has complied in all material respects with the requirements of Euroclear and the Regulations.

1.11
No member of the Group or any person acting on its behalf has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.

1.12	The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any New Shares (except as contemplated in this Agreement).

1.13
All information provided by the Company, its subsidiary undertakings or any of its or their officers or employees to HM Treasury and/or to the Joint Sponsors and/or the Auditors in connection with its or their due diligence enquiries or similar requests for information has been supplied in good faith and such information was when supplied, and remains, true and accurate in all material respects and no further information requested has been withheld, the absence of which might reasonably be considered to be material to such due diligence enquiries or requests for information.

2.         Announcements

2.1
The Press Announcement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this warranty shall not cover information contained in the Press Announcement which is furnished in writing to the Company by the Joint Sponsors expressly for use therein; and all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in the Press Announcement are truly and honestly held and made on reasonable grounds after due and careful enquiry.

2.2
With respect to all Previous Announcements, all statements of fact contained therein were at the date of the relevant Previous Announcement and, save to the extent corrected, amended or supplemented in any document or announcement issued or made by or on behalf of the Company or any member of the Group subsequent thereto, remain true and accurate in all material respects and not misleading in any material respect and all estimates, expressions of opinion or intention or expectation of the Directors contained therein were made on reasonable grounds and were honestly held by the Directors and were fairly based and there were no facts known (or which could on reasonable enquiry have been known by the Directors) the omission of which would make any statement of fact or estimate or statement or expression of opinion, intention or expectation in any of the Previous Announcements misleading and all Previous Announcements complied with the memorandum and articles of association of the Company, the Listing Rules, the DTRs, the Prospectus Rules, the Companies Acts, FSMA, all applicable rules and requirements of the London Stock Exchange, the FSA and Euronext, the NFSA and all applicable US and Dutch laws and regulations and (in all material respects) all other applicable requirements of statute, statutory regulation or any regulatory body.  There is no existing profit forecast outstanding in respect of the Company, the Group taken as a whole, or any member thereof.

3.         Accounts

3.1       The Accounts:

(A)	have been prepared and audited in accordance and comply with IFRS, the Companies Acts and all applicable laws and regulations;

(B)
give a true and fair view of the financial condition and of the state of affairs of the Company and the Group as at the end of each of the relevant financial periods (including the Accounts Date) and of the profit, loss, cash flow and changes in equity of the Company and the Group for such periods; and

(C)
either made proper provision for, or, where appropriate, in accordance with IFRS, include a note in respect of all liabilities or commitments, whether actual, deferred, contingent or disputed, of the Group.

3.2       The Interim Accounts:

(A)	have been prepared in accordance with, and comply with, IFRS and all applicable laws and regulations;

(B)
present fairly in all material respects the financial position of the Group as at 30 June 2008 and the results of operations and the cash flows of the Group for the financial period ended on 30 June 2008; and

(C)
either made proper provision for, or, where appropriate, in accordance with IFRS, include a note in respect of all liabilities or commitments, whether actual, deferred, contingent or disputed, of the Group.

3.3       The ABN Amro Accounts:

(A)	have been prepared and audited in accordance and comply with IFRS, applicable Dutch law and all applicable laws and regulations;

(B)
give a true and fair view of the financial condition and of the state of affairs of ABN Amro and its subsidiary undertakings as at the end of each of the relevant financial periods (including the Accounts Date) and of the profit, loss, cash flow and changes in equity of ABN Amro and its subsidiary undertakings for such periods; and

(C)
either made proper provision for, or, where appropriate, in accordance with IFRS, include a note in respect of all liabilities or commitments, whether actual, deferred, contingent or disputed of ABN Amro and its subsidiary undertakings.

3.4
The Directors have established procedures which provide a reasonable basis for them to make proper judgements on an ongoing basis as to the financial position and prospects of the Company and each Group Company.

3.5
There are no, and during the past five years have been no: (i) material weaknesses in the Company’s internal controls over financial reporting (whether or not remediated) of the Company or the Group; (ii) changes in the Company’s internal controls over financial reporting of the Company or the Group that have materially adversely affected, or would be reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting of the Company or the Group; or (iii) fraud that involves any current member of management of the Company or (so far as the Company is aware) of any member of the Group and no material fraud that involves any employee of the Company or (so far as the Company is aware) of any member of the Group.

4.         Guarantees, indemnities, borrowings and default

4.1       Save for:

(A)	guarantees or indemnities given by any Group Company in the ordinary course of business; and

(B)	any indemnities given by the Company to HM Treasury and/or the Joint Sponsors,

no Group Company has given or has agreed to give any guarantee or indemnity or similar obligation in favour of a third party and no Group Company has any current or known future liability, howsoever arising which, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares.

4.2
No event has occurred nor have any circumstances arisen (and the making and completion of the Placing and Open Offer and the allotment and issue of the New Shares and the Preference Shares will not give rise to any such event or circumstance) so that any person is or would be entitled, or could, with the giving of notice or lapse of time or the fulfilment of any condition or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any indebtedness of any member of the Group and no person to whom any indebtedness, of any member of the Group which is payable on demand is owed has demanded or threatened to demand repayment of, or taken or threatened to take any step to enforce any guarantee, indemnity or other security for, the same, which, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material or have material consequences in each case in the context of the Placing and Open Offer, any acquisition of for New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares or the business of the Group.

4.3
There are no companies, undertakings, partnerships or joint ventures in existence in which any Group Company has an ownership interest but whose results are not consolidated with the results of the Group, but whose default would affect the indebtedness or increase the contingent liabilities of the Group to an extent which would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

4.4
No event or circumstance exists, has occurred or arisen or, so far as the Company is aware, is about to occur which constitutes or results in, or would with the giving of notice and/or lapse of time and/or the making of a relevant determination, constitute, or result in, termination of or a default or the acceleration or breach of any obligation under any agreement, instrument or arrangement to which any Group Company is a party or by which any such Group Company or any of its properties, revenues or assets are bound, in any of the foregoing cases to an extent which would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

5.         Taxation

No stamp duty, SDRT or other issuance or transfer taxes or similar duties are payable in connection with the allotment, issue and delivery of the New Shares, or the Preference Shares, by the Company in accordance with the terms of this Agreement or, as the case may be, the Preference Share Subscription Agreement, save for any stamp duty or SDRT payable under sections 67, 70, 93 or 96 of the Finance Act 1986 in relation to the issue of the New Shares or the Preference Shares.

6.         Intellectual property

6.1
Except to an extent that would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares, and so far as the Company is aware, the Group does not infringe the Intellectual Property Rights of any third party nor so far as the Company is aware does any third party infringe the Intellectual Property Rights owned or used by the Group.

6.2
All material Intellectual Property Rights used by the Group are either legally or beneficially owned by the Group in all material respects or are used under a licence and are not subject to any Adverse Interests to an extent that would or might (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

6.3
Save as would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares, (i) all Intellectual Property Rights registered in the name of a Group Company (if any) are beneficially owned by it and subsisting and if granted not subject to revocation and (ii) all requisite registration and renewal fees in respect thereof have been duly and timeously paid.

6.4
Save as would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares, (i) all Intellectual Property Rights owned and used or reasonably likely to be used by the Group and capable of legal protection are subject to appropriate and enforceable protection (including, where reasonably appropriate, by registration), and (ii) so far as the Company is aware there is no restriction of the Group’s rights to use any Intellectual Property Rights owned by or licensed to the Company to engage in any of the activities presently or proposed to be undertaken by it.

7.         Insurance

The Group is insured to adequate levels against all risks which the Company reasonably believes to be commonly insured against by persons carrying on the same or similar businesses as those carried on by the Group and against all risks against which the Group might reasonably be expected to insure in the particular circumstances of the businesses carried on by each Group Company, all such insurances are in full force and effect and to the best knowledge, information and belief of the Company, there are no circumstances which could render any such insurances void or voidable and there is no material insurance claim, pending, threatened or outstanding against any Group Company and all premiums due in respect of all insurances have been duly paid.

8.         Rating

Except as publicly announced the Company has not received notice of any intended or potential downgrading of  the rating assigned to any of the Company’s (or any other member of its Group’s) credit or debt by a ratings agency.

9.         Insolvency

9.1	No Group Company is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or is otherwise insolvent.

9.2
Save in the context of a solvent voluntary winding up or otherwise as would not (singly or in the aggregate) be material in the content of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares, no order has been made, petition presented or resolutions passed for the winding up of any Group Company and no meeting has been convened for the purpose of winding up any Group Company.  No Group Company has been a party to any transaction which could be avoided in a winding up.

9.3	No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the assets of any Group Company.

9.4
By reason of actual or anticipated financial difficulties, no Group Company has commenced negotiations with its creditors or any class of its creditors with a view to rescheduling any of its indebtedness or has made or proposed any arrangement or composition with its creditors or any class of its creditors.

10.       Regulatory

10.1
Each Group Company required to be licensed (as a bank or otherwise) is duly licensed in its jurisdiction of incorporation and domicile and, except as would not reasonably be expected to be material, is duly licensed or authorised in each other jurisdiction where it is required to be licensed or authorised to conduct its business.

10.2
Save as otherwise as would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares, the Company is not subject to any special or additional surveillance or supervision by the FSA or to any special or additional reporting requirements in relation to its assets, liquidity position, funding position or otherwise and the Company has not been subject to any visits, beyond customary visits, by the FSA.

10.3
The operations of each Group Company are and have been conducted at all times in material compliance with the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Group Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

10.4
None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any sanctions administered by the U.S. Department of the Treasury (“OFAC”) or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other, to which the Company or ay of its Affiliates is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the Placing and Open Offer, or lend, contribute or otherwise make available such proceeds to any other member of the Group, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or any other economic sanctions.

10.5
None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder (the FCPA) (including, without limitation, making use of the mail or any means or instrument of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorisation of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political office, in contravention of the FCPA), the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the OECD Convention) or any similar law or regulation, to which the Company, any other member of the Group, any director, officer, agent, employee of any member of the Group or, to the knowledge of the Company, any Affiliate is subject; and the Company, each member of the Group and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA, the OECD Convention and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

11.       United States Securities Regulations

11.1	The Company is a “foreign issuer” (as defined in Regulation S under the Securities Act).

11.2	The Company reasonably believes that there is no “substantial US market interest” (as defined in Rule 902(j) of Regulation S under the Securities Act) in any of the New Shares.

11.3
The Company does not believe that it is and does not expect to become (whether as a result of the receipt and application of the proceeds of the sale of the New Shares or otherwise) a "passive foreign investment company" within the meaning of section 1297 of the US Internal Revenue Code of 1986.

11.4
The Company is not, and, immediately after giving effect to the offering and sale of the New Shares and the application of the proceeds thereof as set forth in the Draft Prospectus and, when published, the Prospectus, will not be, an "investment company" as such term is defined in the US Investment Company Act of 1940.

11.5	There are no persons with registration rights or other similar rights to have any shares registered by the Company under the Securities Act.

11.6
During the period of six months after Admission, the Company will not, and will not permit any of its Affiliates to, resell any New Shares which constitute "restricted securities" under Rule 144 that have been reacquired by any of them other than in transactions that meet the applicable requirements of Regulation S.

12.	Panel Confirmation

The Panel has confirmed that, subject to the independent shareholders of the Company voting in favour of the Whitewash Resolution, the Panel will disapply the requirement to make a general offer under the terms of Rule 9 of the City Code on Takeovers and Mergers which would otherwise be required by the acquisition by HM Treasury (or its nominee) of the New Shares.

PART II

Representations, warranties and undertakings given on the Posting Date, on the date of publication of each Supplementary Prospectus, at each Time of Sale, if any, and immediately prior to Admission

All Warranties in paragraphs 5 to 13 and in paragraph 15 of this Part II of Schedule 3 are qualified by reference to matters which are fairly disclosed in the Prospectus or if such Warranties are given on or after the publication of any Supplementary Prospectus, as fairly disclosed in the Prospectus as supplemented by such Supplementary Prospectus.

1.         The Issue Documents

1.1
The Issue Documents contain all particulars and information required by, and comply in all respects with the memorandum and articles of association of the Company, the Companies Acts, FSMA, the Listing Rules, the DTRs, the Prospectus Rules, the City Code on Takeovers and Mergers, the NFSA, all applicable rules and requirements of the London Stock Exchange, the FSA and Euronext and all applicable US and Dutch laws and regulations and all other applicable requirements of statute, statutory regulation or any regulatory body.

1.2
The Issue Documents (and any amendments or supplements thereto) do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.3
All expressions of opinion, intention or expectation contained in any Issue Document are, and were on the respective dates of such Issue Document, honestly held by the Directors and are fairly based and have been made on reasonable grounds after due and careful consideration and enquiry.

1.4
There are no facts or matters known, or which could on reasonable enquiry have been known, to the Company or any of the Directors omitted from any Issue Document, the omission of which would make any statement of fact or expression of opinion, intention or expectation contained in a Issue Document misleading.

1.5
Having regard to the particular nature of the Company and the Group and the Company’s share capital and the other matters referred to in section 87A of the FSMA, the Issue Documents contain all information about the Group which is or might be material for disclosure to potential investors and their professional advisers and which they would reasonably require and reasonably expect to find there for the purpose of making an informed assessment of the matters specified in section 87A(2) of the FSMA.

1.6
There is no fact or circumstance which is not disclosed with sufficient prominence in the Issue Documents which ought to be taken into account by the UK Listing Authority or Euronext in considering the application for listing of the New Shares or Preference Shares.

1.7	The Placing and Open Offer (including without limitation, the creation, allotment and issue of the New Shares and the publication and distribution of the Issue Documents)

has been and will be conducted in all material respects in accordance with the terms and conditions of the Issue Documents and the Company has complied and will comply with all laws, rules and regulations applicable to the Placing and Open Offer in each jurisdiction in which the New Shares are offered.

2.         Provision of Information

2.1
The pro forma financial information on the Group set out, or incorporated by reference, in the Prospectus has been duly and carefully prepared on the bases set out in the Prospectus, in accordance with the Prospectus Rules and is presented on a basis consistent with the accounting principles, standards and practices normally applied by the Company.

2.2
The summary and selected financial information on the Group set out in the Prospectus has been duly and carefully extracted from the Accounts and has been properly compiled on a basis consistent with the accounting policies applied in the Accounts.

2.3	The capitalisation and indebtedness table set out in the Prospectus has been properly compiled on a basis that is consistent with the accounting policies applied in the Accounts.

2.4	No Group Company has any off balance sheet financing, investment or liability material for disclosure in the Prospectus that is not so fairly disclosed.

2.5
There are no facts or circumstances, which have not been included the Prospectus or any other information provided to the UK Listing Authority, which would cause the UK Listing Authority not to be satisfied that the Company’s capital adequacy is regulated by the FSA or suitably regulated by another regulatory body.

2.6
The particulars of the employees schemes contained in the Prospectus or, when published, any Supplementary Prospectus and, in particular, the information as to the dates on which options or other rights may be exercised and the number of options or other rights granted (conditionally or otherwise) on or before the date of this Agreement are accurate in all material respects and not misleading.

3.         Working capital report

3.1
All information supplied by the Company to the Joint Sponsors and/or the Auditors for the purposes of the Working Capital Report and/or any other report prepared by the Auditors in connection with the Placing and Open Offer and in respect of any updates thereto, has been supplied to them in good faith; and such information was when supplied and remains true and accurate in all material respects and not misleading, and no information has been withheld the absence of which might reasonably have affected the contents of the Working Capital Report and/or any other such report.

3.2
The Working Capital Report has been approved by the Directors or a duly authorised committee thereof and has been made after due and careful enquiry and consideration, all statements of fact therein are true and accurate in all material respects and not misleading, all expressions of opinion, intention or expectation contained therein will be made on reasonable grounds after due and careful enquiry and consideration and honestly held by the Directors and fairly based, there are no other facts known or which could on reasonable enquiry have been known to the Company on the date of the Working Capital Report or the date of the Prospectus or at Admission, the omission of which would make any such statement or expression in the Working Capital Report misleading, all the bases and assumptions on which the Working Capital Report will be based are and will be reasonable and, so far as the Company is aware, there are no other assumptions on which the Working Capital Report ought to have been based which will not have been made.

3.3	The working capital statement contained in the Prospectus is true and accurate.

4.         Derogation

Each statement made by or on behalf of the Company (and of which the Company is aware) in connection with any application to the London Stock Exchange or the UK Listing Authority or Euronext for information to be omitted from the Prospectus is true, complete and accurate and not misleading. There is no information which has not been disclosed in writing to the London Stock Exchange, the UK Listing Authority or Euronext in connection with such an application which by its omission makes such a statement untrue, inaccurate or misleading.

5.	Compliance

5.1
Each Group Company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and all relevant foreign countries or authorities, and there is no order, decree or judgment of any court or any governmental or other competent authority or agency of the United Kingdom or any foreign country outstanding against any Group Company or any person for whose acts any Group Company is vicariously liable which in any of the foregoing cases would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

5.2
This Agreement, the Preference Share Subscription Agreement and the other agreements to be entered into by the Company in connection with Admission, Preference Admission and the Placing and Open Offer and the allotment and issue of the Preference Shares have been or will be duly authorised, executed and delivered on behalf of the Company and assuming due authorisation, execution and delivery by the other parties thereto, do or will constitute valid and binding obligations of the Company enforceable against it in accordance with their terms (subject to mandatory rules of law relating to insolvency).

5.3
Other than pursuant to (i) the Preference Share Subscription Agreement and (ii) options or other rights granted under the Group’s share option schemes and save as otherwise would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares, there are no rights (conditional or otherwise) (i) to require the issue of any shares or other securities (including without limitation, any loan capital) or securities convertible into or exchangeable for, or warrants, rights or options to purchase, or obligations, commitments or intentions to create the same or (ii) to sell or otherwise dispose of any shares or other securities of a Group Company (other than to another Group Company, as the case may be) which are outstanding and in force.

6.         Position since Accounts Date

6.1	Since the Accounts Date and save as disclosed in the Interim Accounts, the Press Announcement or via a Regulatory Information Service:

(A)	each Group Company has carried on its respective business in the ordinary course in all material respects, and there has been no Material Adverse Effect;

(B)
there has been no material impairment to charges in respect of any assets of the Company or of any Group Company, and there has been no increase in the provisions in respect of losses in relation to any mortgage, loans or other assets of the Company or of any Group Company that, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares;

(C)
save for the Preference Share Subscription Agreement and any utilisation by the Company of the short-term liquidity measures being made available by the Bank of England (in the form notified by HM Government to the European Commission on 12 October 2008), no Group Company has, otherwise than in the ordinary course of business, entered into or assumed or incurred any contract, commitment (whether in respect of capital expenditure or otherwise), borrowing, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or any other agreement or obligation that, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares;

(D)
other than in the ordinary course of business, no debtor has been released by the Company to an extent which (singly or in the aggregate) is material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares on terms that he pays less than the book value of his debt and no debt of such material amount owing to the Company or any Group Company has been deferred, subordinated or written off or has proven irrecoverable to any material extent;

(E)	no Group Company has been involved in any transaction (other than any transaction provided for in this Agreement or in the Preference Share

Subscription Agreement) which has resulted or would be reasonably likely to result (singly or in the aggregate) in any liability for Tax on the Company or any Group Company, which, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares other than a transaction in the ordinary course of business; and

(F)
no Group Company has been in default in any material respect under any agreement or arrangement to which any Group Company is a party and which is or is reasonably likely to be material and there are no circumstances likely to give rise to such default, to an extent which (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

6.2
Since the Accounts Date, there has been no significant change in the trading or financial results of ABN Amro and its subsidiary undertakings, taken as a whole which is material in the context of the financial results of the Group.

7.         Litigation

7.1
No Group Company nor any of its officers or agents or employees is involved, or has during the recent past (being not less than 12 months ending on the date of this Agreement) been involved in any civil, criminal, arbitration, administrative, governmental or other proceedings or governmental regulatory or similar investigation or enquiry, whether as plaintiff, defendant or otherwise which, by itself or with other proceedings, which would be, or is reasonably likely to be, material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

7.2
No litigation or arbitration, administrative, governmental, civil, criminal or other proceedings nor governmental, regulatory or similar investigation or enquiry are pending or have been threatened by or against any Group Company or any of their respective officers, agents or employees in relation to the affairs of any Group Company and, to the best of the knowledge, information and belief of the Company and the Directors, there are no facts or circumstances likely to give rise to any such litigation or arbitration, administrative, criminal, governmental, civil, or other proceedings or governmental, regulatory or similar investigation or enquiry, in each case, to an extent which, by itself or with other proceedings, would be, or is reasonably likely to be, material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

7.3
No Group Company nor any of its officers or agents or employees in relation to the affairs of any Group Company has been a party to any undertaking or assurance given to any court or governmental agency or the subject of any injunction which in any of the foregoing cases is still in force and which, by itself or with other proceedings, which would be, or is reasonably likely to be, material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

7.4
For the purpose of this paragraph 7, proceedings includes any action by any governmental, public or regulatory authority (including any investment exchange or any authority or body which regulates investment business or takeovers or which is concerned with regulatory, licensing, competition, taxation matters or matters concerning Intellectual Property Rights).

8.         Arrangements with directors and shareholders

8.1
Save for the articles of association of the Company, the Preference Share Subscription Agreement, any service agreement with a Director and any contracts entered into in the ordinary course of business, there are no existing contracts or engagements or other arrangements to which any Group Company is a party and in which any of the directors of any Group Company and/or any associate of any of them is interested which would be material in the context of the Placing and Open Offer, any subscription for New Shares or the Preference Shares by HM Treasury, Admission or post-Admission dealings in the Ordinary Shares; and to the extent that any such contracts, engagements or other arrangements exist they comply with the related party requirements of the Listing Rules of the UK Listing Authority (or other relevant regulator).

8.2
No Shareholder has any rights, in his capacity as such, in relation to any Group Company other than as set out in the articles of association of the Company or the Preference Share Subscription Agreement.

8.3
The Company is not aware of any claim, demand or right of action against any Group Company otherwise than for accrued remuneration in accordance with their contracts of employment by any officer or employee (or former officer or employee) of the Group and/or any associate of them in any of the foregoing cases, to an extent that (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

8.4
So far as the Company is aware, no Director nor any person connected with such Director nor any of the employees of the Group nor any person connected with any such employee is in breach of any restrictive covenant, employment agreement or contract for services which would, or would be reasonably likely to, affect the Company or any other Group Company and so far as the Company is aware, there are no circumstances which might give rise to any claim of such a breach or any other dispute with any employer, former employer or other person for whom any Director or employee of the Group provides or has provided services, in any of the foregoing cases to an extent that (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

8.5	For the purpose of this paragraph 8, associate has the meaning:

(A)	in the case of an individual, given to “connected person” under section 96B(2) of FSMA; and

(B)	in the case of a body corporate, given to “associated company” in sections 416 et seq. of the Income and Corporation Taxes Act 1988.

9.         Information technology

Save as otherwise would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares:

(A)
systems used or planned to be used in connection with the businesses of the Group are all the systems required for the present needs of the business of the Group, including, without limitation, as to system capacity and ability to process current peak volumes and anticipated volumes in a timely manner;

(B)
in the 12 months prior to the date of this Agreement, the Group not suffered any failures or bugs in or breakdowns of any systems used in connection with the businesses of the Group which have caused any substantial disruption or interruption in or to its use and the Company is not aware of any fact or matter which may so disrupt or interrupt or affect the use of such equipment following the date of this Agreement on the same basis as it is presently used;

(C)
all hardware comprised in any systems, excluding any software and any external communications lines, used in the businesses of the Group are owned (except those items which are subject to finance leases) and operated by and are under the control of a Group Company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Group or (where governed by outsourcing or other similar arrangements) are otherwise openly accessible to the Group; and

(D)	each Group Company is validly licensed to use the software used in its business.

10.       Share Schemes

Save as required by the Preference Share Subscription Agreement and save as otherwise would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares, except for options or other rights granted under the Company’s approved share option schemes or other employee incentive arrangements in accordance with normal practice, there are no arrangements which (contingently or otherwise) may give rise to an obligation on the Company or any Group Company to allot, issue or grant any relevant securities as defined in section 80 of the CA 1985.

11.       Pension schemes

Save as would otherwise not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares, the Group is not paying, and is not under any liability (actual or contingent) to pay or secure (other than by payment of employers’ contributions under national insurance or social security legislation), any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service.

12.       Agreements

Save for the Preference Share Subscription Agreement and save otherwise as would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares, there is no agreement, undertaking, instrument or arrangement requiring the creation, allotment, issue, redemption or repayment, or the grant to any person of the right (whether conditional or not) to require the allotment, issue, redemption or repayment, of any shares in the capital of the Company or a Material Subsidiary (including, without limitation, an option or right of pre-emption or conversion).

13.       Regulatory

13.1
No Group Company nor any of its officers has failed to comply with any statutory provision or any rules, regulations, directions, requirements, notices and provisions of the FSA or any other regulatory body applying to such Group Company in relation to its business including (without limitation) in respect of the maintenance of its Capital Resources Requirement and satisfaction of the Overall Financial Resources Rule and any equivalent capital requirements in any other jurisdiction that are applicable to any Group Company; no obligation has arisen in respect of the general notification requirements under Chapter 15.3 of SUP, save in any of the foregoing cases to an extent which would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

13.2
Save as otherwise as would not (singly or in the aggregate) be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealings in the Ordinary Shares, no Group Company is the subject of any investigation, enforcement action (including, without limitation to vary the terms of any permission of licence) or disciplinary proceeding by the FSA or any other regulatory body having jurisdiction over such Group Company, and no such investigation, enforcement action or disciplinary proceeding is threatened or pending.

14.	Cash box

14.1	JerseyCo has not undertaken any obligations or liabilities except pursuant to or as contemplated by the Subscription and Transfer Agreement and the Option Agreement.

14.2	JerseyCo is and will remain resident in the United Kingdom and nowhere else for United Kingdom tax purposes.

14.3	No share register of JerseyCo is located or kept in the United Kingdom.

14.4
Neither the Company nor JerseyCo has caused or permitted any issue or transfer of shares or debentures in JerseyCo which is unlawful for the purposes of Section 765 of the Income and Corporation Taxes Act 1988.

15.       Competition

15.1
No Group Company is a party to (or is concerned in) any agreement, arrangement, concerted practice or course of conduct which infringes, or of which particulars have or should have been delivered to any relevant governmental or other authority in any jurisdiction under any relevant legislation in any territory regarding anti-competitive or restrictive trade or business practices or which falls within Articles 81 and/or 82 of the EC Treaty, or otherwise, in any of the foregoing cases to an extent that (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

15.2
No Group Company is, or has been, in connection with its business or that of any other Group Company, engaged in any practice which contravenes any such legislation as is referred to in the preceding paragraph or which is under investigation by any authority referred to in the preceding paragraph or which is the subject of undertakings to any such authority and, so far as the Company is aware, none of the practices carried on by any Group Company contravenes or may contravene any such legislation or is reasonably likely to be subject to such investigation, in any of the foregoing cases to an extent that would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Placing and Open Offer, any acquisition of New Shares or subscription for Preference Shares by HM Treasury, Ordinary Shareholders or Placees, Admission, Preference Admission or post-Admission dealing in the Ordinary Shares.

SCHEDULE 4
PRO FORMA NOVATION AGREEMENT

THIS NOVATION AGREEMENT is made the [●] day of [●], 20[●]

BETWEEN:

1.	THE COMMISSIONERS OF HER MAJESTY’S TREASURY, of 1 Horse Guards Road, London SW1A 2HQ (“HMT”)

2.	THE ROYAL BANK OF SCOTLAND GROUP PLC, a company incorporated in Scotland with registered number 45551 whose registered office is at 36 St Andrew Square, Edinburgh EH2 2YB (“RBS”)

3.	UBS LIMITED, a company incorporated in England and Wales with registered number 2035362 whose registered office is at 1 Finsbury Avenue, London EC2M 2PP ("UBS");

4.
MERRILL LYNCH INTERNATIONAL, a company incorporated in England and Wales with registered number 02312079 and whose registered office is at Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ (“Merrill Lynch”);

AND

5.	[ ] of [ ] (registered in England No. [ ]) (the “Company”)

WHEREAS:

(A)	HMT, RBS, UBS and Merrill Lynch have entered into the Placing Agreement (as defined in this agreement).

(B)
HMT wishes to be released and discharged from the Placing Agreement and RBS, UBS and Merrill Lynch have agreed to release and discharge HMT from the Placing Agreement upon the terms of the Company’s undertaking to perform the Placing Agreement and be bound by its terms in the place of HMT and HMT agreeing to guarantee the Company’s obligations in respect of the Placing Agreement.

NOW IT IS AGREED as follows:-

1.         INTERPRETATION

1.1       In this agreement:

“Placing Agreement”	means the agreement effective as of 13 October 2008 between HMT, RBS, UBS and Merrill Lynch relating to the placing and open offer of a number of RBS’s ordinary shares; and

“Continuing Parties”	means RBS, UBS and Merrill Lynch and “Continuing Party”

shall be construed accordingly.

1.2	In this agreement, unless otherwise specified:

(A)	references to clauses and sub-clauses are to clauses and sub-clauses of this agreement; and

(B)	headings to clauses and schedules are for convenience only and do not affect the interpretation of this agreement.

2.         COMPANY’S UNDERTAKING

With effect from the date of this agreement and in consideration of the undertakings given by the Continuing Parties in clause 3, the Company hereby undertakes to observe, perform, discharge and be bound by the Placing Agreement as if the Company were a party to that agreement in the place of HMT.  Notwithstanding this undertaking, nothing in this agreement shall:

(A)	require the Company to perform any obligation created by or arising under the Placing Agreement falling due for performance, or which should have been performed, before the date of this agreement;

(B)	make the Company liable for any act, neglect, default or omission in respect of the Placing Agreement committed by HMT or occurring before the date of this agreement; or

(C)	impose any obligation on the Company for or in respect of any obligation performed by HMT under the Placing Agreement before the date of this agreement.

3.         CONTINUING PARTIES’ UNDERTAKING AND RELEASE OF HMT

3.1
With effect from the date of this agreement and in consideration of the undertakings given by the Company in clause 2 and the undertakings and guarantee given by HMT in clauses 4 and 5 respectively, each of the Continuing Parties hereby:

(A)	releases and discharges HMT from all obligations to observe, perform, discharge and be bound by the Placing Agreement;

(B)	accepts the Company’s undertaking to observe, perform, discharge and be bound by the Placing Agreement (such undertaking being set out in clause 2); and

(C)	agrees to observe, perform, discharge and be bound by the Placing Agreement as if the Company were a party to the Placing Agreement in the place of HMT.

3.2	Notwithstanding the provisions of sub-clause 3.1(A), nothing in this agreement shall affect or prejudice any claim or demand whatsoever which any Continuing Party may have against HMT in relation to the Placing Agreement and arising out of matters prior to the date of this agreement.

4.         HMT’S UNDERTAKING AND RELEASE OF THE CONTINUING PARTIES

With effect from the date of this agreement and in consideration of the undertakings given by the Continuing Parties in clause 3, HMT hereby releases and discharges each of the Continuing Parties from all obligations to observe, perform, discharge and be bound by the Placing Agreement.  Notwithstanding this undertaking and release, nothing in this agreement shall affect or prejudice any claim or demand whatsoever which HMT may have against any Continuing Party in relation to the Placing Agreement and arising out of matters prior to the date of this agreement.

5.         GUARANTEE AND INDEMNITY

5.1
In consideration of the undertakings given by the Continuing Parties in clause 3, HMT hereby unconditionally and irrevocably guarantees to each Continuing Party the due and punctual performance and observance by the Company of all its obligations, commitments and undertakings under or pursuant to this agreement and agrees to indemnify each Continuing Party on an after-tax basis against all loss, damage, costs and breach by the Company of its obligations, commitments or undertakings under or pursuant to this agreement.  The liability of HMT under this agreement shall not be released or diminished by any variation of the terms of this agreement or the Placing Agreement as novated by this agreement (whether or not agreed by HMT), any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

5.2
If and whenever the Company defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by the Company under or pursuant to this agreement, HMT shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made and so that the same benefits shall be conferred on each Continuing Party as such party would have received if such obligation or liability had been duly performed and satisfied by the Company.

5.3
This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the obligations, commitments and undertakings of the Company referred to in sub-clause 5.1 shall have been performed or satisfied.  This guarantee is in addition to and without prejudice to and not in substitution for any rights or security which any Continuing Party may now or hereafter have or hold for the performance and observance of the obligations, commitments and undertakings of the Company under or in connection with this agreement.

5.4
As a separate and independent stipulation HMT agrees that any obligation expressed to be undertaken by the Company (including, without limitation, any moneys expressed to be payable under this agreement or the Placing Agreement as novated by this agreement) which may not be enforceable against or recoverable from the Company by reason of any legal limitation, disability or incapacity on or of the Company or any other fact or circumstance (other than any limitation imposed by this agreement or the Placing

Agreement as novated by this agreement) shall nevertheless be enforceable against and recoverable from HMT as though the same had been incurred by HMT and HMT were the sole or principal obligor in respect thereof.

6.         COMPANY CEASES TO BE WHOLLY OWNED BY HMT

In the event that the Company at any time after the date of this agreement ceases to be directly or indirectly wholly-owned by HMT, the Company shall, and HMT will procure that the Company shall, enter into a novation agreement upon substantially the same terms as this agreement such that the rights and obligations assumed by the Company under this agreement are novated either to HMT or to an entity which is, directly or indirectly, wholly owned by HMT. The Continuing Parties agree to consent to, and to execute and deliver all such documentation as may be necessary to effect, such novation.

7.         NOTICES

For the purposes of all provisions in the Placing Agreement concerning the service of notices, the address of the Company is its registered office as shown above from time to time and its fax number is [●].  All notices served on the Company under the Placing Agreement should be marked for the attention of [●].

8.         COUNTERPARTS

8.1	This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

8.2	Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

9.         GOVERNING LAW

The Continuing Parties and the Company hereby agree that this Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and that the courts of England and Wales are to have exclusive jurisdiction to settle any matter, claim or dispute arising hereunder and submits to the jurisdiction of the English Courts.

[To be included if the Company is not a company incorporated in England:

10.        AGENT FOR SERVICE OF PROCESS

The Company shall at all times maintain an agent for service of process and for service of any other documents and proceedings in England, or any other proceedings in connection with this Agreement. Such agent shall be [agent with address in England] and any writ, judgment or other notice of legal process shall be sufficiently served on the Company if delivered to such agent at its address for the time being. The Company irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the agent ceases to act as such, the Company shall appoint a replacement agent having an address for service in England and shall notify the Continuing Parties of the name and address of such replacement agent. If the Company fails to appoint another agent, any of the Continuing Parties shall be entitled to appoint one on the Company’s behalf and at the Company’s expense.]

IN WITNESS of which this Agreement has been executed on the date which first appears on page 1 of this Agreement.

.................................................................

.................................................................
For and on behalf of
THE COMMISSIONERS OF HER MAJESTY’S TREASURY

.................................................................
For and on behalf of
THE ROYAL BANK OF SCOTLAND GROUP PLC

.................................................................
For and on behalf of
UBS LIMITED

.................................................................
For and on behalf of
MERRILL LYNCH INTERNATIONAL

.................................................................
For and on behalf of
[Insert name of the Company]

SCHEDULE 5
US INVESTOR LETTER

[Name, address, fax number and attention details for the Company] [Names, addresses, fax numbers and attention details for the Placing Agents]

cc: [You must fax a copy of this letter to the financial intermediary through which your existing ordinary shares are held. Accordingly please insert here name, address and contact details of the relevant financial intermediary.]

_________________, 2008

Ladies and Gentlemen

In connection with our proposed acquisition of new shares (the “New Shares”) of [insert name of company] (the “Company”), which are being offered by way of a placing and open offer (the “Placing and Open Offer”), we represent, warrant, agree and confirm that:

1.	To the extent we are an existing shareholder of the Company, we are the beneficial holder of and/or exercise full investment discretion with respect to our ordinary shares of the Company.

2.
We are an institution which (a) has such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of our investments in the New Shares, and (b) we, and any accounts for which we are acting, are able to bear the economic risk, and sustain a complete loss, of such investment in the New Shares.

3.
We are a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A (“Rule 144A”) under the US Securities Act of 1933, as amended (the “Securities Act”). Further, if we are acquiring the New Shares as a fiduciary or agent for one or more investor accounts, (a) each such account is a QIB, (b) we have investment discretion with respect to each account, and (c) we have full power and authority to make the representations, warranties, agreements and acknowledgements herein on behalf of each such account.

4.	We will base our investment decision on a copy of the Company’s prospectus dated [●], 2008, including the documents incorporated by reference therein (the “Prospectus”).

We acknowledge that neither the Company nor any of its affiliates nor any other person (including [insert names of placing agents] (together, the “Placing Agents”)) has made any representations, express or implied, to us with respect to the Company, the Placing and Open Offer, the New Shares or the accuracy, completeness or adequacy of any financial or other information concerning the Company, the Placing and Open Offer or the New Shares, other than (in the case of the Company and its affiliates only) the information contained or incorporated by reference in the Prospectus. We acknowledge that we have not relied on any information contained in any research reports prepared by the Placing Agents or any of their respective affiliates. We understand that the Prospectus has been prepared in accordance with UK format, style and content, which differs from US format, style and content. In particular, but without limitation, the financial information contained in the Prospectus have been prepared in accordance with International Financial Reporting Standards, and thus may not be comparable to financial statements of US companies prepared in accordance with US generally accepted accounting principles. We will not distribute, forward, transfer or otherwise transmit the Prospectus, or any other presentational or other materials concerning the Placing and Open Offer (including electronic copies thereof) to any person within the United States (other than a QIB on behalf of which we act). We acknowledge that we have read and agreed to the matters set forth under the heading “[insert name of relevant section of Prospectus containing notices to oversees investors, including US investors]” in the Prospectus.

5.
We will make our own independent investigation and appraisal of the business, results, financial condition, prospects, creditworthiness, status and affairs of the Company and we will make our own investment decision to acquire the New Shares. We understand that there may be certain consequences under US and other tax laws resulting from an investment in the New Shares, including that we must bear the economic risk of an investment in the New Shares for an indefinite period of time, and we will make such investigation and consult such tax and other advisors with respect thereto as we deem appropriate.

6.
Any New Shares we acquire will be for our own account (or for the account of a QIB as to which we exercise sole investment discretion and have authority to make the statements contained in this letter) for investment purposes, and not with a view to resale or distribution within the meaning of the US securities laws, subject to the understanding that the disposition of our property shall at all times be and remain within our control.

7.
We understand that the New Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act and that the New Shares are not being and will not be registered under the Securities Act or with any State or other jurisdiction of the United States. We acknowledge and agree that we are not taking up the New Shares as a result of any general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act). We understand and agree that, although offers and sales of the New Shares are being made in the United States to QIBs, they are not being made under Rule 144A, and that the New Shares are not eligible for resale pursuant to Rule 144A.

8.
We understand that the New Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and we agree that for so long as such securities are “restricted securities” (as so defined), they may not be deposited into any unrestricted depositary facility established or maintained by any depositary bank, including the current American Depositary Receipt (“ADR”) facility maintained by The Bank of New York Mellon, as depositary for the Company’s ADR facility (the “Depositary”).

9.
As long as the New Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, we will not reoffer, resell, pledge or otherwise transfer the New Shares, except in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (which, for the avoidance of doubt, includes a sale over the London Stock Exchange) and in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

10.
We understand that, to the extent the New Shares are delivered in certificated form, the certificate delivered in respect of the New Shares will bear a legend substantially to the following effect for so long as the securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SHARES MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY RECEIPT FACILITY IN RESPECT OF SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK. EACH HOLDER, BY ITS ACCEPTANCE OF THESE SHARES, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

11.	We acknowledge that, whether or not we currently hold the Company’s ADRs, we will receive the New Shares in the form of ordinary shares and not in the form of ADRs.

12.
We acknowledge that until six months after the latest date on which the New Shares are delivered in the Placing and Open Offer (which is currently expected to be [•] 2008), the Depositary will not accept deposits of the New Shares in the ADR facility, or permit pre-releases of the Company’s American Depositary Shares from the ADR facility, unless we (or a broker on behalf of us) certify, among other things, that the shares to be deposited were not subscribed or purchased pursuant to the Placing and Open Offer, and that we have not borrowed shares to be deposited with the intention of replacing them with New Shares subscribed or purchased pursuant to the Placing and Open Offer.

13.
We understand and acknowledge that the Company shall have no obligation to recognize any offer, sale, pledge or other transfer made other than in compliance with the restrictions on transfer set forth and described herein and that the Company may make notation on its records or give instructions to [insert name of registrar] and any transfer agent of the New Shares and to the Depositary under its ADR facility in order to implement such restrictions.

14.
We understand that the foregoing representations, warranties, agreements and acknowledgements are required in connection with United States and other securities laws and that the Company, its affiliates, the Placing Agents and their respective affiliates, and others are entitled to rely upon the truth and accuracy of the representations, warranties, agreements and acknowledgements contained herein. We agree that if any of the representations, warranties, agreements and acknowledgements made herein are no longer accurate, we shall promptly notify the Company and the Placing Agents. All representations, warranties, agreements and acknowledgements we have made in this letter shall survive the execution and delivery hereof.

15.
We confirm that, to the extent we are purchasing the New Shares for the account of one or more other persons, (a) we have been duly authorized to sign this letter and make the confirmations, acknowledgements and agreements set forth herein on their behalf and (b) the provisions of this letter constitute legal, valid and binding obligations of us and any other person for whose account we are acting.

16.
We irrevocably authorize the Company, its affiliates, the Placing Agents and their respective affiliates and any person acting on their behalf to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings, dispute or official inquiry with respect to the matters covered hereby.

17.	This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

18.	We agree to promptly notify you if, at any time prior to [insert relevant date], any of the foregoing ceases to be true.

Yours truly,

[Signature of authorized signatory]

ON BEHALF OF [Institution]

By:       [Name of authorized signatory]

[Title of authorized signatory]

[Institution]

[Address]

[Name of nominee, if applicable]

SCHEDULE 6
CONDITIONS TERM SHEET

1.        Remuneration

1.1       Remuneration

1.2
No Board Director bonuses for 2008 – where part of contractual arrangement Board Directors relinquish these voluntarily. Bonuses in respect of 2009 for existing directors will be confined to restricted stock and based on the target of rewarding long term value creation taking account of risk.

1.3
RBS will comply with the ABI industry best practice code on remuneration. Remuneration will seek to reward long term value creation and not encourage excessive risk taking. Short term indicators will be taken into account only where fully consistent with long term value creation and not encouraging excessive risk taking. Reward for board members will also take into account relative compensation packages and perceived fairness in the current economic climate and the restructuring of the bank.

1.4	No rewards for failure; where a Board Member loses the confidence of the Board, they should be able to be dismissed at a cost that is reasonable and perceived as fair.

1.5	Commitment to FSA Code on risk based remuneration

2.         Corporate Governance

2.1
HMT will work with the board on its appointment of 3 new independent directors immediately following Admission. Thereafter, consistent with best practice, the Company will engage constructively with HM Treasury in its role as a shareholder.

2.2       To show firm and unequivocal statement of intent to deliver revised strategy

3.         Lending

3.1       Mortgages

(A)
A commitment to immediately restore and maintain the availability and active marketing of competitively priced mortgage lending through to the end of 2011 at a level at least equivalent to that of 2007 (provided that the Company shall not be required to engage in uncommercial practices).

(B)	General commitment to participate (until at least the end of 2011) in industry initiatives and to comply with government codes/guidance.

(C)
Make available, until the end of 2009, a sum to be agreed for the establishment and maintenance of shared equity/ shared ownership schemes to help people struggling with mortgage payments to stay in their homes, either through individual bank schemes or paid into a central fund run by industry.

(D)	Make available, until the end of 2009, a sum to be agreed to support ongoing expansion of financial capability initiatives.

3.2       SMEs

(A)
A commitment to immediately restore and maintain availability and active marketing of competitively priced lending to SMEs at a level at least equivalent to that of 2007 until the end of 2011 (provided that the Company shall not be required to engage in uncommercial practices).

(B)	Publish an annual report, for each year through to 2011, on:

(i)         overall level of lending to SMEs;

(ii)	overdraft facilities and loans made available to SMEs: volumes, amounts and interest rates and other charges;

(iii)	amount of foreclosures of debt finance made available to SMEs;

(iv)	amount of lending through the Small Firms Loan Guarantee Scheme; and

(v)	the application and use of an EIB global loan facility to secure additional liquidity specifically for SME lending.

3.3	Will establish transparent public reporting on both SME lending and Mortgages as agreed with HMG

3.4
The activities of the Company will be limited to the higher of: (i) the annual growth rate of growth of UK nominal GDP in the preceding year; and (ii) the average historical growth of the balance sheets in the UK banking sector during the period 1987-2007, unless there is evidence that the thresholds are exceeded for reasons unrelated to the provision of the aid referred to in the EC Commission's decision dated 13 October 2008 (the "Decision").

3.5
Further, in conjunction with HM Treasury, the Company will, within six months of the earlier of the Recognition Date (pursuant to rule 11.1 of the rules of the 2008 Credit Guarantee Scheme) and the listing date, prepare, to the extent required by the Decision, a restructuring plan in a form suitable for notification to the EC Commission in accordance with the Decision and, at the request of HM Government, furnish all information reasonably necessary for complying with the terms of that Decision.

4.         Application

The constraints in this Schedule shall apply until HM Government or the Commission determines (or a court of competent jurisdiction finally determines) that the Company is no longer in receipt of the aid which is the subject of the Decision. If the Company does not utilise (or ceases to utilise) the wholesale funding guarantee being made available by HM Government and which is referred to in the Decision and either: (i) this Agreement is terminated but, by virtue of clause 2.10(C), this Schedule remains in full force and effect; or (ii) this Agreement is not terminated and New Shares are issued to HM Treasury (and/or Preference Shares are issued to HM Treasury pursuant to and in accordance with the Preference Share Subscription Agreement) but HM Treasury has substantively reduced its holding of Ordinary Shares and/or Preference Shares, HM Treasury shall consult with the Company with a view to making submissions to the Commission that the constraint in this paragraph (or this Schedule as a whole) be disapplied or to obtain clarity as to when the constraint in this paragraph (or the Schedule as a whole) will cease to apply.

IN WITNESS WHEREOF this agreement has been entered into as of the date which first appears on page 1 of this agreement on the dates which appear below.

SIGNED by and for and on behalf of THE ROYAL BANK OF SCOTLAND GROUP PLC Date: 4 November 2008	) /s/ [illegible] ) )

SIGNED by and for and on behalf of UBS LIMITED Date:	) /s/ [illegible] ) /s/ David Seal Associate Director

SIGNED by and for and on behalf of MERRILL LYNCH INTERNATIONAL Date:	) /s/ [illegible] )

SIGNED by two of THE COMMISSIONERS OF HER MAJESTY’S TREASURY in the presence of: Date:	) /s/ [illegible] ) /s/ [illegible] ) )